UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.             )

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ZAYO GROUP HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

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Notice of Annual Meeting of Stockholders

November 2, 2017 7:30 a.m. (Mountain Time)	ZAYO GROUP HOLDINGS, INC. 1805 29th Street, Suite 2050 Boulder, CO 80301

Items of Business

1.
Election of the three directors named in the proxy statement;

2.
Ratification of KPMG LLP as our independent registered public accounting firm;

3.
Advisory vote approving executive compensation;

4.
Approval of Performance Criteria Under the 2014 Stock Incentive Plan; and

5.
Transact such other business as may properly come before the meeting or any adjournment thereof.

Notice is hereby given that the 2017 Annual Meeting of Stockholders of Zayo Group Holdings, Inc. will be held virtually via live webcast on Thursday, November 2, 2017, at 7:30 a.m. (Mountain Time). The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/zayo2017, where you will be able to listen to the meeting live, submit questions and vote online. To participate in the Annual Meeting, you will need the 16-digit control number included on your notice of Internet availability of the proxy materials.

Only stockholders of record at the close of business on September 8, 2017 are entitled to notice of, and to vote at, the virtual meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the meeting during ordinary business hours at our headquarters in Boulder, Colorado and such list will be made available during our virtual meeting at www.virtualshareholdermeeting.com/zayo2017.

Your vote is important. Voting over the Internet or by telephone, written proxy or voting instruction card will ensure your representation at the Annual Meeting regardless of whether you attend the virtual meeting.

By Order of the Board of Directors,

/s/ WENDY CASSITY	September 22, 2017

Wendy Cassity
Vice President, General Counsel & Secretary

Internet	Telephone	Mail	Virtual Meeting

Visit the Web site noted on your proxy card to vote via the Internet.	Use the toll-free telephone number on your proxy card to vote by telephone.	Sign, date and return your proxy card in the enclosed envelope to vote by mail.	Attend the virtual meeting.

i	2017 Proxy Statement

Proxy Statement

Summary

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Zayo Group Holdings, Inc. ("Zayo" or the "Company") for the Annual Meeting of Stockholders of the Company to be held virtually on Thursday, November 2, 2017, at 7:30 a.m. (Mountain Time), and any adjournment or postponement thereof (the "Annual Meeting"). The virtual Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/zayo2017, where you will be able to listen to the meeting live, submit questions and vote online.

In this document, the words "Zayo," the "Company," "we," "our," "ours," and "us" refer only to Zayo Group Holdings, Inc. and not any other person or entity.

We are taking advantage of Securities and Exchange Commission ("SEC") rules that allow us to deliver proxy materials to our stockholders on the Internet. Under these rules, we are sending our stockholders a one-page notice regarding the Internet availability of proxy materials instead of a full printed set of proxy materials. Our stockholders will not receive printed copies of the proxy materials unless specifically requested. Instead, the one-page notice that our stockholders receive will tell them how to access and review on the Internet all of the important information contained in the proxy materials. This notice also tells our stockholders how to submit their proxy card on the Internet and how to request to receive a printed copy of our proxy materials. We expect to provide notice and electronic delivery of this proxy statement to such stockholders on or about September 22, 2017.

Please Vote

Whether or not you plan to attend the virtual annual meeting, we encourage you to vote promptly. A person giving a proxy has the power to revoke it. If you attend the virtual annual meeting, you may revoke your proxy and vote via the virtual meeting website.

Proposal		Board Voting Recommendation	Page Reference
Proposal No. 1	the election of the three directors named in this proxy statement	FOR	Page 5

Proposal No. 2	the ratification of KPMG LLP as our independent registered public accounting firm	FOR	Page 10

Proposal No. 3	an advisory vote approving executive compensation	FOR	Page 12

Proposal No. 4	approval of performance criteria under the 2014 Stock Incentive Plan	FOR	Page 13

Voting and Quorum, Abstentions and Broker Non-Votes

Only holders of record (the "Stockholders") of our common stock (the "Common Stock") as of the close of business on September 8, 2017 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. At September 8, 2017 there were 246,487,674 shares of Common Stock outstanding. You may vote all shares owned by you as of the Record Date, including (i) shares held directly by you in your name as the Stockholder of record, and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee.

1	2017 Proxy Statement

PROXY SUMMARY

Stockholder of Record.    If, on the Record Date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you are entitled to vote in any one of the following ways:

Internet	Telephone	Mail	Virtual Meeting

Stockholders can vote on the Internet by following the instructions provided in the one-page notice regarding the Internet availability of proxy materials.
Stockholders can vote over the telephone using the toll-free telephone number obtained by accessing the website set forth in the instructions provided in the one-page notice regarding the Internet availability of proxy materials.
Stockholders can vote by mail after requesting a paper copy of the proxy materials, including a proxy card, by following the instructions provided in the one-page notice regarding the Internet availability of proxy materials.
Stockholders who choose to attend the virtual Annual Meeting can vote via the virtual meeting website by visiting www.virtualshareholdermeeting.com/zayo2017. You will need the 16-digit control number included on your notice of Internet availability of proxy materials in order to participate in the virtual Annual Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com. Even if you plan to participate in the Annual Meeting online, we recommend that you also vote by proxy as described below so that your vote will be counted if you later decide not to participate in the Annual Meeting.

Beneficial Owner.    If, on the Record Date, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the virtual Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.

Each share of Common Stock is entitled to one vote on all matters on which Stockholders may vote. There is no cumulative voting in the election of directors. The presence, in person or by proxy, of a majority of the voting power of the Common Stock outstanding and entitled to vote is necessary to constitute a quorum at the Annual Meeting. Shares of Common Stock represented by a properly executed and returned proxy will be treated as present at the Annual Meeting for purposes of determining the presence of a quorum without regard to whether the proxy is marked as casting a vote for or against, or withholding authority or abstaining with respect to a particular matter.

Broker non-votes occur when shares held by a broker for a beneficial owner are not voted either because (i) the broker did not receive voting instructions from the beneficial owner, or (ii) the broker lacked discretionary authority to vote the shares. Abstentions occur when shares present at the Annual Meeting are marked "abstain." A broker is entitled to vote shares held for a beneficial owner on "routine" matters without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on "non-routine" matters. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the virtual Annual Meeting. All of the proposals presented at the Annual Meeting, other than the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2018 ("Fiscal 2018"), are non-routine matters. Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present.

2	2017 Proxy Statement

PROXY SUMMARY

Required Votes

Directors will be elected by a plurality of the votes cast. This means that the nominees with the most votes will be elected. Votes may be cast for or withheld from a nominee, but a withheld vote or a broker non-vote will not affect the outcome of the election of directors at the Annual Meeting.

The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal is required for approval of the ratification of our selection of KPMG LLP as our independent registered public accounting firm for Fiscal 2018. Because they represent votes present and entitled to vote that are not cast in favor of a proposal, abstentions have the same effect as votes "against" this proposal. Because the ratification of our independent registered public accounting firm is considered a "routine" matter, brokers will be entitled to vote on the proposal at their discretion. Therefore, broker non-votes will have the same effect as a vote against the proposal.

The affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting and entitled to vote is required for approval of the advisory vote on executive compensation. Because they represent votes present and entitled to vote that are not cast in favor of a proposal, abstentions have the same effect as votes "against" the say-on pay proposal. Broker non-votes, however, will not be considered as entitled to vote on this proposal, and therefore, will have no effect on the outcome of this proposal.

The affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting and entitled to vote is required for approval of performance criteria under the 2014 Stock Incentive Plan. Because they represent votes present and entitled to vote that are not cast in favor of a proposal, abstentions have the same effect as votes "against" the proposal. Broker non-votes, however, will not be considered as entitled to vote on this proposal, and therefore, will have no effect on the outcome of this proposal.

Revocation and Voting of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to the voting thereof by (i) delivering to the Corporate Secretary of the Company a revocation of proxy, (ii) executing a new proxy bearing a later date, or (iii) attending and voting at the virtual Annual Meeting. Attendance at the virtual Annual Meeting will not, by itself, revoke a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.

All valid, unrevoked proxies will be voted as directed. If a proxy card is properly executed and returned and no voting specification is indicated, the shares will be voted:

  •
  FOR the election of the three nominees named in this proxy statement for director of the Company;

  •
  FOR ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm for Fiscal 2018;

  •
  FOR the non-binding advisory resolution to approve the compensation paid to our named executive officers for our fiscal year ended June 30, 2017 ("Fiscal 2017"); and

  •
  FOR the approval of the performance criteria under the 2014 Stock Incentive Plan and the amendments related thereto.

With respect to such other matters as may properly come before the Annual Meeting, votes will be cast in the discretion of the appointed proxies.

3	2017 Proxy Statement

PROXY SUMMARY

Proxy Solicitation

We are making this proxy solicitation both through the mail and Internet, although proxies may be solicited by personal interview, telephone, facsimile, letter, e-mail or otherwise. Certain of our directors, officers and other employees, without additional compensation, may participate in the solicitation of proxies. We will pay the cost of this solicitation, including the reasonable charges and expenses of brokerage firms and others who forward solicitation materials to beneficial owners of the Common Stock.

Attending the Virtual Annual Meeting

Stockholders as of the Record Date are invited to attend the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/zayo2017. To participate in the Annual Meeting, you will need the 16-digit control number included on your notice of Internet availability of the proxy materials. The Annual Meeting will begin promptly at 7:30 a.m. (Mountain Time). Online check-in will begin at 7:25 a.m., (Mountain Time), and you should allow sufficient time for the online check-in procedures.

Voting Results

Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the Securities and Exchange Commission (the "SEC") in a current report on Form 8-K within four business days of the Annual Meeting.

4	2017 Proxy Statement

Proposal 1. Election of Directors

It is proposed to elect the three directors nominated in this proxy statement to serve until the annual meeting of stockholders in 2020, and until successors shall have been duly elected and qualified. Proxies cannot be voted for more than three persons. Unless otherwise specified in the accompanying proxy, the shares voted by proxy will be voted FOR the election of the persons listed for a term expiring in 2020.

Each of the nominees listed below has agreed to serve as a director of the company if elected. The Company knows of no reason why the nominees would not be available for election or, if elected, would not be able to serve. If any of the nominees are unable to serve or for good cause will not serve as a nominee at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee designated by the Board to fill the vacancy.

Nominees for Director with Term Expiring at the Annual Meeting of Stockholders in 2020

Phil Canfield

Director Since: July 2012 Age:(1) 49

•

Independent Director

•

Lead Director

•

Nominating & Governance Committee Chairman

Mr. Canfield was appointed Director as a result of his extensive experience in corporate finance and in the telecommunications industry.

Experience

Mr. Canfield is a Managing Director of private equity firm GTCR LLC and co-heads GTCR's Technology, Media and Telecommunications investment team. Mr. Canfield joined GTCR in 1992 and became a Principal in 1997. From 1990 to 1992, Mr. Canfield worked in the Corporate Finance Department at Kidder, Peabody and Company. Since June 2017, Mr. Canfield has served on the board of directors of Cision Ltd., a global public relations and earned media software company and services provider listed on the New York Stock Exchange, and he currently serves on several private company boards. He holds an M.B.A. from the University of Chicago and a B.B.A. in finance with High Honors from the Honors Business Program at the University of Texas.

Steve Kaplan

Director Since: April 2017 Age:(1) 57

•

Independent Director

•

Audit Committee Member

•

Compensation Committee Member

Mr. Kaplan was appointed Director as a result of his extensive experience in entrepreneurship, corporate finance and compensation.

Experience

Since 2011, Mr. Kaplan has served as Neubauer Family Distinguished Service Professor of Entrepreneurship and Finance at University of Chicago Booth School of Business ("Booth"). From 1999 to 2011, Mr. Kaplan served as Neubauer Family Professor of Entrepreneurship and Finance at Booth. From, and from 1997 to 1999, Mr. Kaplan served as Leon Carroll Marshall Professor of Finance at Booth. In 2013, Mr. Kaplan also began teaching at the University of Chicago Law School, recognized in 2014 as the Thomas Cole Distinguished Visiting Professor Chair. During his tenure at University of Chicago, he has served as the Faculty Director of Chicago Booth's Polsky Center for Entrepreneurship and Innovation and as Research Associate at the National Bureau of Economic Research. In 1997, Mr. Kaplan helped to start Booth's business plan competition, the New Venture Challenge, which has spawned over 180 companies. Mr. Kaplan currently serves on the board of directors and is chairman of the compensation committee of Morningstar, Inc., a provider of independent investment research in North America, Europe, Australia, and Asia listed on NASDAQ, since 1999. He also served on the board of trustees of the Columbia Acorn Funds until December 2016 and served on the board of directors of Accretive Health, Inc. (now R1 RCM Inc.) from 2004 to2015. Mr. Kaplan earned his PhD in Business Economics from Harvard University and an AB in Applied Mathematics and Economics from Harvard College.

(1)
Age as of September 8, 2017.

5	2017 Proxy Statement

PROPOSAL 1. ELECTION OF DIRECTORS

Linda Rottenberg

Director Since: May 2014 Age:(1) 48

•

Independent Director

•

Nominating & Governance Committee Member

•

Strategy Committee Member

Ms. Rottenberg was appointed Director as a result of her extensive experience in entrepreneurship, innovation, business development and leadership.

Experience

Ms. Rottenberg is co-founder and chief executive officer of Endeavor Global, Inc., a global entrepreneurship movement founded in 1997. Ms. Rottenberg also leads Endeavor Catalyst LP Funds I and II, funds that invest in Endeavor Entrepreneurs. Ms. Rottenberg also serves on the board of directors of Globant SA, a digitally native technology services company listed on the NYSE, and privately-held online ordering platform Olo. Ms. Rottenberg earned a law degree at Yale Law School and a bachelor's degree from Harvard University.

The following persons shall continue to serve as directors for the terms indicated:

Directors with Terms Expiring at the Annual Meeting of Stockholders in 2018

Dan Caruso

Director Since: 2007 Age:(1) 54

•

Chief Executive Officer

•

Chairman of the Board

Mr. Caruso brings to the Board extensive leadership experience and, as our cofounder, significant knowledge of the Company's business, strategy and industry.

Experience

Mr. Caruso is one of Zayo's cofounders and has served as Chief Executive Officer and Chairman of the Board since Zayo's inception in 2007. Between 2004 and 2006, Mr. Caruso was President and CEO of ICG Communications, Inc. ("ICG"). In 2004, he led a buyout of ICG and took it private. In 2006, ICG was sold to Level 3 Communications, Inc. ("Level 3"). Prior to ICG, Mr. Caruso was one of the founding executives of Level 3, and served as their Group Vice President from 1997 through 2003 where he was responsible for Level 3's engineering, construction, and operations organization and most of its lines of business and marketing functions at different times. Prior to Level 3, Mr. Caruso was a member of the MFS Communications Company, Inc. ("MFS Communications") senior management team. He began his career at Illinois Bell Telephone Company, a former subsidiary of Ameritech Corporation. He holds an MBA from the University of Chicago and a B.S. in Mechanical Engineering from the University of Illinois.

(1)
Age as of September 8, 2017.

6	2017 Proxy Statement

PROPOSAL 1. ELECTION OF DIRECTORS

Don Gips

Director Since: July 2013 Age:(1) 57

•

Independent Director

•

Compensation Committee Chairman

•

Strategy Committee Chairman

Mr. Gips was appointed Director as a result of his extensive experience in the telecommunications industry.

Experience

Mr. Gips serves as a Partner at the Albright Stonebridge Group, as a Senior Advisor to the Blackstone Group, and as Venture Partner to Columbia Capital. He is a member of the boards of directors of Liquid Telecom, a privately-held company that provides data, voice and IP services in Africa, Omnispace, LLC, a privately-held global satellite provider, Black Rhino, a privately-held power development company based in Africa, and NextNav, a privately-held geolocation provider. He is also the Chairman of the U.S.-South Africa Business Council, working on behalf of the U.S. Chamber of Commerce. From 2008 to 2016, Mr. Gips held several positions in the Obama Administration. He served as assistant to President Obama during the Presidential transition, ran the office of Presidential Personnel, and served as the United States Ambassador to South Africa from July 2009 until January 2013. From 1998 to 2008, Mr. Gips worked in the Clinton Administration as Chief Domestic Policy Advisor to Vice President Al Gore and as Chief of the International Bureau of the Federal Communications Commission. From 1998 to 2008, Mr. Gips was also Group Vice President of Global Corporate Development for Level 3. Before 1998, Mr. Gips was a management consultant to Fortune 500 companies at McKinsey & Company. Mr. Gips received an MBA from the Yale School of Management where he was recently honored as a Donaldson Fellow and received his undergraduate degree from Harvard University.

Nina Richardson

Director Since: November 2015 Age:(1) 58

•

Independent Director

•

Nominating & Governance Committee Member

Ms. Richardson was appointed Director as a result of her extensive leadership and operational experience in scaling businesses and in the technology area.

Experience

Ms. Richardson is a Managing Director of Three Rivers Energy, an energy services company she co-founded in 2004. From February 2013 through February 2015, she also served as the Chief Operating Officer at GoPro, a manufacturer of action cameras listed on NASDAQ. Previously, Ms. Richardson was an independent operations and management consultant for a diverse group of companies including Tesla Motors, Solaria and TouchTunes Interactive Networks. She also held a variety of executive positions at Flextronics, a global electronics manufacturing services provider, including vice president and general manager. Ms. Richardson serves on the board of directors of Silicon Labs, a semiconductor company listed on NASDAQ, CallidusCloud, a global enterprise software and SaaS company listed on NASDAQ, Exploramed NC7 (dba Willow), a private company, and We Care Solar, a nonprofit organization providing solar-powered systems for maternity care. Ms. Richardson served on the board of directors of SGI, a global leader in high-performance solutions for computing, data analytics and data management listed on NASDAQ, during 2016 prior to its acquisition by Hewlett Packard. She holds a B.S. in Industrial Engineering from Purdue University and an Executive MBA from Pepperdine University.

(1)
Age as of September 8, 2017.

7	2017 Proxy Statement

PROPOSAL 1. ELECTION OF DIRECTORS

Directors with Terms Expiring at the Annual Meeting of Stockholders in 2019

Rick Connor

Director Since: June 2010 Age:(1) 68

•

Independent Director

•

Audit Committee Chairman

Mr. Connor was appointed Director as a result of his extensive technical accounting and auditing background, knowledge of SEC filing requirements and experience with telecommunications clients.

Experience

Mr. Connor is retired. Prior to his retirement in 2009, he was an audit partner with KPMG LLP where he served clients in the telecommunications, media and energy industries for 38 years. From 1996 to 2008, he served as the Managing Partner of KPMG's Denver office. Mr. Connor is a member of the board of directors and Chairman of the audit committee of Antero Resources Corporation, an independent oil and natural gas corporation and Antero Resources Midstream Management LLC, the general partner of Antero Midstream Partners LP, a master limited partnership formed by Antero Resources Corporation. Mr. Connor is also a member of the board of directors and Chairman of the audit committee of Centerra Gold, Inc., a Toronto based gold mining company listed on the Toronto Stock Exchange. Mr. Connor earned his B.S. degree in accounting from the University of Colorado.

Cathy Morris

Director Since: November 2017 Age:(1) 59

•

Independent Director

•

Audit Committee Member

•

Compensation Committee Member

Ms. Morris was appointed Director as a result of her extensive strategic, leadership, operational and financial experience in the technology area.

Experience

Ms. Morris serves as senior vice president and chief strategy officer for Arrow Electronics, Inc. ("Arrow"), a publicly-traded global provider of products, services and solutions to industrial and commercial users of electronic components and enterprise computing solutions. Ms. Morris leads strategic initiatives for Arrow, including global merger and acquisition activity. Ms. Morris has worked at Arrow for over 20 years in progressively senior roles including president of Arrow's enterprise computing solutions segment, vice president of North American support services operations, vice president of finance and support services for the enterprise computing solutions business, and vice president of corporate development. Ms. Morris came to Arrow through its acquisition of Anthem Electronics, where she was vice president of finance and corporate controller. Prior to joining Arrow, Ms. Morris held various financial leadership roles in the banking and manufacturing industries. From 2014 to 2015 she served as a member of the board of directors and chair of the audit committee for GrafTech International Holdings Inc., a manufacturing company listed on the New York Stock Exchange. She received her bachelor's degree in finance from Colorado State University and completed Harvard Business School's General Management Program.

(1)
Age as of September 8, 2017.

8	2017 Proxy Statement

PROPOSAL 1. ELECTION OF DIRECTORS

Emily White

Director Since: April 2017 Age:(1) 39

•

Independent Director

•

Strategy Committee Member

Ms. White was appointed Director as a result of her extensive experience in entrepreneurship and her operational and leadership experience in the technology area.

Experience

From 2014 to 2015, Ms. White was the Chief Operating Officer at Snapchat, Inc., a photo messaging company listed on the NYSE. Prior to joining Snapchat, Ms. White held several key roles at Facebook, a social media corporation listed on NASDAQ , from 2010 to 2013, including Director of Local Business Operations, Director of Mobile Business Operations, and leader of business operations for Instagram. From 2001 to 2010, Ms. White worked at Google. Ms. White has served on the board of directors of Lululemon, a yoga outfitter listed on NASDAQ, since 2011 and on the board of the National Center for Women in I.T. since 2008. She is also a Board Adviser to Hyperloop One and VSCO, Inc. Ms. White received her B.A. in Art History from Vanderbilt University.

(1)
Age as of September 8, 2017.

Recommendation of the Board

FOR	☑	The Board recommends a vote FOR the nominees for director named above.

9	2017 Proxy Statement

Proposal 2. Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board has appointed KPMG LLP as our independent registered public accounting firm for Fiscal 2018. Services provided to the Company by KPMG LLP in Fiscal 2017 and the fiscal year ended June 30, 2016 ("Fiscal 2016") are described below.

The Company is asking its stockholders to ratify the selection of KPMG LLP as its independent registered public accounting firm. Although ratification is not required by the Company's bylaws or otherwise, the Board is submitting the selection of KPMG LLP to its stockholders for ratification as a matter of good corporate practice.

A representative of KPMG LLP will be present at the virtual Annual Meeting and will have an opportunity to make a statement and/or to respond to appropriate questions from our stockholders.

Audit Fees

In connection with the audit of the Fiscal 2017 consolidated financial statements, the Company entered into an engagement agreement with KPMG LLP, which set forth the terms by which KPMG LLP agreed to perform audit services for the Company.

Set forth below is information relating to the aggregate fees paid to KPMG LLP for professional services rendered for Fiscal 2017 and Fiscal 2016, respectively.

	Fiscal 2017	Fiscal 2016
	(in millions)
(1) Audit fees	$4.4	$2.7
(2) Audit-related fees	$—	$0.2
(3) Tax fees	$0.3	$0.4
(4) All other fees	—	—

For the purposes of the preceding table, the professional fees are classified as follows:

  •
  Audit fees — These are the aggregate fees billed for the fiscal years shown for professional services performed by KPMG LLP for the audit of the Company's consolidated financial statements for that year, comfort letters, consents and reviews of interim/quarterly financial information.

  •
  Audit-related fees — These are fees billed for assurance and related services and foreign statutory audits that are traditionally performed by our independent certified public accounting firm.

  •
  Tax fees — These are fees billed for all professional services by professional staff of our independent registered public accounting firm's tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning and tax advice. Tax compliance involves preparation of original and amended tax returns, refund claims and tax payment services. Tax planning and tax advice encompass a diverse range of subjects, including assistance with tax audits and appeals; tax advice related to mergers, acquisitions and dispositions; and requests for rulings or technical advice from taxing authorities.

It is the policy of the Audit Committee, as set forth in the Audit Committee's Charter, to pre-approve, consistent with the requirements of the federal securities laws, all auditing services and permissible non-audit services provided to the Company by its independent registered public accounting firm. The Audit Committee has

10	2017 Proxy Statement

PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

established policies and procedures for the pre-approval of audit, audit related, tax and permissible other services to be provided to the Company by its independent registered public accounting firm. The Audit Committee has delegated to the chair of the Audit Committee the authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by our independent registered public accounting firm and associated fees up to a maximum of $100,000 per engagement, per additional category of services or in excess of pre-approved budgeted levels for the specified service, provided that the chair shall report any decisions to pre-approve services and fees to the full Audit Committee at its next regular meeting. The Company provides quarterly reporting to the Audit Committee regarding services performed by and fees paid to its independent registered public accounting firm. Audit fees for Fiscal 2017 and Fiscal 2016 included $0.3 million and $0.1 million, respectively, for services related to SEC filings, including comfort letters and consents. All fees listed in the table above were pre-approved by the Audit Committee.

Recommendation of the Board

FOR	☑	The Board recommends that stockholders vote FOR ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for fiscal 2018.

In the event that the Company's stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interests of the Company and its stockholders.

11	2017 Proxy Statement

Proposal 3. Advisory Vote Approving Executive Compensation

In accordance with The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are providing our stockholders with the opportunity to make a non-binding, advisory resolution to approve the compensation of our named executive officers as disclosed in this proxy statement in accordance with rules promulgated by the SEC.

The Company asks that you indicate your support for our executive compensation policies and practices as described in "Compensation Discussion and Analysis," and the accompanying tables and related disclosures in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers, and the policies and practices described in this proxy statement. Your vote is advisory and so will not be binding on the Compensation Committee or the Board. However, the Board will review the voting results and take them into consideration when structuring future executive compensation arrangements. The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the annual meeting and entitled to vote on the proposal will be required for approval.

We believe that our compensation philosophy and program design are essential elements of our culture and have led to our success in delivering returns for our shareholders. Our unique program provides us with a competitive advantage in successfully attracting talent in an industry that includes publicly traded communication infrastructure companies as well as organizations backed by private investment capital. Accordingly, the following distinctive elements of our executive compensation program support our company strategy:

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  Our fundamental premise of delivering industry-leading returns for shareholders and appropriately sharing incremental value created with our executives and employees.

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  Our extensive reliance on equity-based pay to align executive pay with shareholder value creation.

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  Our strict use of financial and market return performance criteria as determinants of both cash bonuses and earned stock grants.

Further, we do not believe that our executive compensation program encourages our management to take excessive risks.

The Board encourages you to carefully review the information regarding our executive compensation program contained in this Proxy Statement, including the Compensation Discussion and Analysis beginning on page 33, which provides detailed information on the compensation of our named executive officers.

Recommendation of the Board

FOR	☑	The Board Recommends that stockholders vote FOR the below resolution.

"RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative discussion."

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Proposal 4. Approval of Performance Criteria Under The 2014 Stock Incentive Plan

Overview

The Company's 2014 Stock Incentive Plan (the "Plan") was adopted by the Board and our stockholders on October 9, 2014, and became effective on October 17, 2014 in connection with our initial public offering, and was amended by the Board effective August 23, 2016. The Plan provides for the grant of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units ("RSUs"), incentive bonuses, which may be paid in cash or stock or a combination thereof, and other stock-based awards to non-employee directors of the Company and officers and eligible employees of the Company and any subsidiaries.

The purpose of the Plan is to promote and closely align the interests of employees and non-employee directors of the Company and its stockholders by providing stock-based compensation and other performance-based compensation. The objectives of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Plan participants and to optimize the profitability and growth of the Company through incentives that are consistent with the Company's goals and that link the personal interests of participants to those of the Company's stockholders.

Proposal

In order to allow for awards under the Plan to qualify as tax-deductible performance-based compensation under Section 162(m) ("Section 162(m)") of the Internal Revenue Code (the "Code"), we are asking our stockholders to approve the material terms, share limits, performance award dollar limit, and performance criteria of the Plan pursuant to Section 162(m).

The Plan has been amended solely for purposes of allowing for flexibility under Section 162(m), subject to approval of this Proposal 4 by stockholders. The amendments are highlighted below. Approval of this Proposal 4 is also an approval of the amendments made to the Plan.

Section 162(m) of the Code

As amended, the Plan is designed to permit the grant of awards that are intended to qualify as "performance-based compensation" not subject to Section 162(m)'s $1,000,000 deductibility cap, however, there can be no guarantee that amounts payable under the Plan will be treated as qualified "performance-based compensation" under Section 162(m). In general, under Section 162(m), in order for the Company to be able to deduct compensation in excess of $1,000,000 paid in any one year to the Company's chief executive officer and certain other executive officers, such compensation must qualify as "performance-based." One of the requirements of "performance-based" compensation for purposes of Section 162(m) is that the material terms of the performance criteria under which compensation may be paid be disclosed to and approved by the Company's stockholders at least once every five years (subject to a three-year exception upon a company becoming publicly traded). For purposes of Section 162(m), the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance criteria is based and (iii) the maximum amount of compensation that can be paid to an employee under the performance criteria. With respect to the various types of awards under the Plan, each of these aspects is discussed below, and, as noted above, stockholders are being asked under this proposal to approve each of these aspects of the Plan for purposes of the approval requirements of Section 162(m).

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PROPOSAL 4. APPROVAL OF PERFORMANCE CRITERIA UNDER THE 2014 STOCK INCENTIVE PLAN

Section 162(m) Amendments

The following amendments were made to the Plan to provide the Company flexibility under Section 162(m), with further detail provided in the Plan Summary below:

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  Addition of tax code limitations for purposes of Section 162(m).

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  Addition of "Qualifying Performance Criteria" for purposes of Section 162(m).

Burn Rate and Share Reserve Details

We are not asking our stockholders to approve an increase in the share reserve of the Plan. However, the following factors are provided for stockholder consideration:

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  The number of participants in the Plan is approximately 3,100, of which only 11 are directors and executive officers.

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  Current Reserve: As of June 30, 2017, there were 11,748,758 shares authorized, but unissued under the Plan.

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  Share Usage: Share usage rate is a metric monitored to ensure that the shares awarded under the Company's equity compensation plans are not excessively dilutive to the Company's stockholders. It is defined as the number of shares granted under the equity compensation plans divided by the basic weighted average common shares outstanding for each of the last three fiscal years. Over the past three fiscal years, the Company's annual share usage rate has averaged 1.2%.

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  Burn Rate: Burn rate is equal to the total number of equity awards the Company granted in a fiscal year (with performance awards shown at target level) divided by the weighted average common stock outstanding during the year. Over the past three fiscal years 2017, 2016, and 2015, the Company's burn rate has been 1.4%, 1.4% and 0.9%, respectively.

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  Outstanding Awards: As of June 30, 2017, the aggregate maximum number of unvested full value awards (i.e., RSUs) outstanding under all equity compensation plans was 5,179,497. The closing price of a share of our common stock on the New York Stock Exchange on June 30, 2017 was $30.90.

Plan Summary

The following summary of the material terms of the Plan is qualified in its entirety by reference to the full text of the Plan, which is set forth in Exhibit A to this proxy statement.

Administration

Our Compensation Committee or any successor committee (the "Committee") has the authority to administer the Plan. Any power of the Committee may also be exercised by our full Board, except to the extent otherwise prohibited by the terms of the Plan. To the extent that any action taken by the Committee conflicts with an action taken by the full Board, the action of the Board will control. To the maximum extent permissible under applicable law, the Committee may by resolution delegate any or all of its authority to one or more subcommittees composed of one or more directors and/or officers, subject to the terms of the Plan, and any such subcommittee will be treated as the Committee for all purposes under the Plan. Subject to the express provisions of the Plan, the Committee is authorized and empowered to do all things it determines necessary or appropriate in connection with the administration of the Plan, including, without limitation, the power to: (i) prescribe, amend and rescind rules and regulations relating to the Plan and to define terms not otherwise defined therein; (ii) determine which persons are eligible to receive awards under the Plan, to which of such persons, if any, awards will be granted and the timing of any such awards; (iii) prescribe and amend the terms of award agreements, to grant awards and determine the terms and conditions thereof; (iv) establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, retention, vesting, exercisability or settlement of any award; (v) prescribe and amend the terms of or form of

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any document or notice required to be delivered to the Company by participants under the Plan; (vi) determine the extent to which adjustments are required pursuant to certain changes in our capitalization; (vii) interpret and construe the Plan, any rules and regulations thereunder and the terms and conditions of any award granted thereunder, and to make exceptions to any such provisions if the Committee, in good faith, determines that it is appropriate to do so; (viii) approve corrections in the documentation or administration of any award; and (ix) make all other determinations deemed necessary or advisable for the administration of the Plan.

The Committee may, in its sole and absolute discretion, without amendment to the Plan, but subject to the limitations otherwise set forth therein, waive or amend the operation of Plan provisions respecting exercise after termination of employment with the Company or an affiliate. The Committee or any member thereof may, in its sole and absolute discretion and, except as otherwise provided in the Plan, waive, settle or adjust any of the terms of any award so as to avoid unanticipated consequences or address unanticipated events (including any temporary closure of an applicable stock exchange, disruption of communications or natural catastrophe). All decisions, determinations and interpretations by the Committee regarding the Plan, any rules and regulations thereunder and the terms and conditions of or operation of any award granted thereunder are final and binding on all participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any award granted thereunder. Members of the Board and members of the Committee acting under the Plan are fully protected in relying in good faith upon the advice of counsel and will incur no liability except for gross negligence or willful misconduct in the performance of their duties.

Eligibility

Awards may be granted to employees, including officers, and non-employee directors of the Company and its subsidiaries. Only our employees and those of our subsidiaries are eligible to receive incentive stock options.

Shares Subject to the Plan

We initially reserved 14,000,000 shares of Common Stock to be issued under the Plan. Commencing with the first business day of each fiscal year following the fiscal year in which the Plan first became effective and until the expiration of the Plan, the number of shares of our common stock available for issuance under the Plan will be increased by a number such that the total amount available for issuance will be equal to six percent of the number of shares of our common stock outstanding on the last day of the immediately preceding fiscal year of the Company, calculated on a fully diluted basis, or a lesser number of shares of common stock as determined by our Board. As of July 1, 2017, an aggregate of 14,788,291 shares of Common Stock are available for issuance under the Plan (including shares that have been previously issued pursuant to awards granted under the Plan and shares subject to outstanding awards under the Plan). The shares of common stock issued under the Plan may be shares that are authorized and unissued or shares that were reacquired by the Company, including shares purchased in the open market.

The aggregate number of shares of our common stock issued under the Plan at any time will equal only the number of shares of our common stock actually issued upon exercise or settlement of an award, and shares of our common stock subject to awards that have been canceled, expired, forfeited or otherwise not issued under an award and shares of common stock subject to awards settled in cash will not count as shares of common stock issued under the Plan.

The aggregate number of shares available for issuance under the Plan will not be reduced by (i) shares subject to awards that have been terminated, expired unexercised, forfeited or settled in cash, (ii) shares subject to awards that have been retained or withheld by the Company in payment or satisfaction of the exercise price, purchase price or tax withholding obligation of an award, or (iii) shares subject to awards that otherwise do not result in the issuance of shares in connection with payment or settlement thereof. In addition, shares that have been delivered (either actually or by attestation) to the Company in payment or satisfaction of the exercise price, purchase price or tax withholding obligation of an award will be available for issuance under the Plan.

The Company may grant substitute awards under the Plan, which are awards granted or common stock issued by the Company in assumption of, or in substation or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any subsidiary or with which the

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Company or any subsidiary combines. Substitute awards will not reduce the shares of common stock authorized for issuance under the Plan or authorized for grant to a participant in any calendar year. Additionally, in the event that a company acquired by the Company or any subsidiary, or with which the Company or any subsidiary combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan, as adjusted in connection with the transaction, if necessary, may be used for awards under the Plan and will not reduce the shares of our common stock authorized for issuance under the Plan.

The aggregate number of shares subject to awards granted during any calendar year to any one participant may not exceed 3,000,000 (but which number does not include any tandem stock appreciation rights), and the maximum cash amount payable pursuant to an incentive stock bonus to any one participant during any calendar year may not exceed $24 million. Additionally, the aggregate number of shares that may be issued pursuant to the exercise of incentive stock options under the Plan may not exceed 3,000,000.

Stock Options

A stock option may be granted as an incentive stock option or a nonqualified stock option. The option exercise price may not be less than the fair market value of the stock subject to the option on the date the option is granted (or, with respect to incentive stock options, less than 110% of the fair market value if the recipient owns stock possessing more than 10% of the total combined voting power of all classes of stock of the company or any affiliate, or a Ten Percent Stockholder), unless the option was granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 409A of the Code ("Section 409A") and, if applicable, Section 424(a) of the Code. Options will not be exercisable after the expiration of ten years from the date of grant (or five years, in the case of an incentive stock option issued to a Ten Percent Stockholder); provided, however, that the term (other than an incentive stock option) will be automatically extended if, at the time of its schedule expiration, the participant is prohibited by law or the Company's insider trading policy from exercising the option, which extension will expire on the 30th day following the date such prohibition no longer applies. Each award agreement will set forth the number of shares subject to each option. The purchase price of any shares acquired pursuant to an option may be payable in cash or such other method as determined by the Committee, including an irrevocable commitment by a broker to pay over such amount from a sale of the shares of common stock issuable under an option, the delivery or previously owned shares of our common stock or withholding of shares of our common stock deliverable upon exercise. Options will not be granted in consideration for and will not be conditioned upon the delivery of shares of our common stock to the Company in payment of the exercise price and/or tax withholding obligation under any other employee stock option.

Stock Appreciation Rights

A stock appreciation right, or SAR, is a right that entitles the participant to receive, in cash or shares of stock or a combination thereof, as determined by the Committee, value equal to or otherwise based on the excess of (i) the fair market value of a specified number of shares at the time of exercise over (ii) the exercise price of the right, as established by the Committee on the date of grant. Upon exercising a SAR, the participant is entitled to receive the amount by which the fair market value of the stock at the time of exercise exceeds the exercise price of the SAR. The exercise price of each SAR may not be less than the fair market value of the stock subject to the award on the date the SAR is granted, unless the SAR was granted pursuant to an assumption of or substitution for another option in a manner satisfying the provisions of Section 409A. SARs will not be exercisable after the expiration of ten years from the date of grant. Each award agreement will set forth the number of shares subject to the SAR and the applicable vesting schedule.

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Provisions Applicable to Both Options and SARs

No Repricing without Stockholder Approval.    Other than in connection with a change in the Company's capitalization, the Committee will not, without stockholder approval, reduce the exercise price of a previously award option or SAR and, at any time when the exercise price of a previously awarded option or SAR is above the fair market value of a share of our common stock, the Committee will not, without stockholder approval, cancel and re-grant or exchange such option or SAR for cash or a new award with a lower (or no) exercise price.

No Stockholder Rights.    Participants will not have any voting rights and will not have any rights to receive dividends or dividend equivalents in respect of an option or SAR or any shares of common stock subject to an option or SAR until the participant becomes the holder of record of such shares.

Restricted Stock and Restricted Stock Units

Restricted stock awards are awards of shares, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment and/or the satisfaction of performance criteria) and terms as the Committee deems appropriate. RSUs are an award denominated in units under which the issuance of shares (or cash payment in lieu thereof) is subject to such conditions (including continued employment and/or the satisfaction of performance criteria) and terms as the Committee deems appropriate. Each award document evidencing a grant of restricted stock or RSUs will set forth the terms and conditions of each award, including vesting and forfeiture provisions, transferability and, if applicable, right to receive dividends or dividend equivalents. In no event will dividends or dividend equivalents be paid during a performance period with respect to unearned awards of restricted stock or RSUs that are subject to performance-based vesting criteria. Dividends or dividend equivalents that become accrued on such shares will become payable no earlier than the date the performance-based vesting criteria have been achieved and the underlying shares or RSUs have been earned.

Incentive Bonuses

An incentive bonus is a bonus opportunity pursuant to which a participant may become entitled to receive an amount based on satisfaction of performance criteria established for a specified performance period as specified in an award agreement. The Committee will establish the performance criteria and level of achievement versus such criteria that will determine the amount payable under an incentive bonus, which may include a target, threshold and/or maximum amount payable and any formula for determining such achievement, and which criteria may be based on performance conditions. The Committee will determine the timing of payment of any incentive bonus, which may be payable in cash or common stock, as determined by the Committee. Notwithstanding satisfaction of any performance goals, the amount paid under an incentive bonus on account of either financial performance or personal performance evaluations may be adjusted by the Committee on the basis of such further considerations as the Committee may determine.

Qualifying Performance Criteria

The Committee may establish performance criteria and levels of achievement versus such criteria that will determine the number of shares, units or cash to be granted, retained, vested, issued or issuable under or in settlement of an award or the amount payable pursuant to an award, which criteria may be based on "qualifying performance criteria" (as described below) or other standards of financial performance and/or personal performance evaluations. In addition, the Committee may specify that an award or a portion of an award is intended to satisfy the requirements for "performance-based compensation" under Section 162(m), provided that the performance criteria for such award or portion of such award is a measure based on one or more qualifying performance criteria selected by the Committee and specified at the time the award is granted. The Committee will certify the extent to which any qualifying performance criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any award that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m). Notwithstanding satisfaction of any performance criteria, the number of shares issued under or the amount paid under an award

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PROPOSAL 4. APPROVAL OF PERFORMANCE CRITERIA UNDER THE 2014 STOCK INCENTIVE PLAN

may be reduced, but not increased, by the Committee on the basis of such further considerations as the Committee in its sole discretion may determine.

For purposes of the Plan, the term "qualifying performance criteria" means any one or more of the following performance criteria, or derivations of such performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business division, unit, subsidiary or individual, either individually, alternatively or in any combination, and measured annually, cumulatively over a period of years or by project or on a geographical basis, on an absolute basis or relative basis, to previous results, to a designated comparison group or company or to an index, in specific levels of or increases in one or more of the following (alone or in combination with any other criterion, whether gross or net, before or after taxes and/or before or after adjustments), in each case as specified by the Committee: (i) cash flow (before or after dividends) or free cash flow (or free cash flow per share); (ii) earnings, earnings measures/ratios or earnings per share (basic or diluted), including but not limited to earnings before interest, taxes, depreciation and amortization; (iii) stock price, return on equity or total stockholder return; (iv) return on capital or investment (including return on total capital, return on invested capital, return on investment, financial return ratios or internal rates of return); (v) return on assets (gross or net); (vi) market capitalization; (vii) economic value added; (viii) debt leverage (debt to capital); (ix) revenue, revenue growth, rate of revenue growth or returns on sales or revenues; (x) pre tax income or net income; (xi) operating profit, net operating profit, operating income, operating margin, profit margin, gross margin, operating expenses, operating ratio, operating revenue or return on operating revenue; (xii) cash from operations, cash flow (including but not limited to operating cash flow and free cash flow), cash flow return on investment (discounted or otherwise) or cash flow in excess of cost of capital; (xiii) health and safety; (xiv) implementation or completion of critical projects or processes; (xv) cost or expense targets, reductions and savings, productivity and efficiencies; (xvi) sales or sales growth; (xvii) strategic business criteria, consisting of one or more objectives based on meeting specific market penetration, market share, geographic business expansion, customer service, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions and budget comparisons; and (xxvii) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, the formation of joint ventures and the completion of other corporate transactions.

To the extent consistent with Section 162(m), the Committee may appropriately adjust any evaluation of performance under a "qualifying performance criteria" (i) to eliminate the effects of charges for restructurings, discontinued operations, and all items of gain, loss or expense that are infrequently occurring or related to the acquisition or disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with applicable accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with GAAP or identified in the Company's financial statements or notes to the financial statements, (ii) to exclude any of the following events that occurs during a performance period: (a) asset write-downs, (b) litigation, claims, judgments or settlements, (c) the effect of changes in tax law or other such laws or provisions affecting reported results, (d) accruals for reorganization and restructuring programs and (e) accruals of any amounts for payment under this Plan or any other compensation arrangement maintained by the Company, and (iii) for such other events as the Committee shall deem appropriate, so long as such adjustment is timely approved in connection with the establishment of such qualifying performance criteria.

Deferral of Payment

The Committee may, in an award agreement or otherwise, provide for the deferred delivery of common stock or cash upon settlement, vesting or other events with respect to RSUs or in payment or satisfaction of an incentive bonus. No award will provide for the deferral of compensation that is not intended to comply with Section 409A; provided, however, that the Company, the Board and the Committee will have no liability to a participant or any other party if an award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant or for any action taken by the Board or the Committee.

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PROPOSAL 4. APPROVAL OF PERFORMANCE CRITERIA UNDER THE 2014 STOCK INCENTIVE PLAN

Conditions and Restrictions upon Securities Subject to Awards

The Committee may provide that common stock subject to or issued under an award will be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify prior to the grant, vesting, exercise or settlement of such award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the common stock issued upon exercise, vesting or settlement of such award (including the actual or constructive surrender of common stock already owned by the participant) or payment of taxes arising in connection with an award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the participant or other subsequent transfers by the participant of any shares of common stock issued under an award, including without limitation (i) restrictions under an insider trading policy or pursuant to applicable law, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by the participant and holders of other Company equity compensation arrangements, (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers, (iv) provisions requiring common stock be sold on the open market or to the Company in order to satisfy tax withholding or other obligations and (v) mandatory holding periods.

Adjustments Provisions

The number and kind of shares of common stock available for issuance under the Plan (including under any awards then outstanding), and the number and kind of shares of common stock subject to the limits set forth in the Plan, shall be equitably adjusted by the Committee to reflect any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends), or any other event or transaction that affects the number or kind of shares of common stock outstanding. Such adjustment may be designed to comply with Section 424 of the Code or may be designed to treat the shares of common stock available under the Plan and subject to awards as if they were all outstanding on the record date for such event or transaction or to increase the number of such shares of common stock to reflect a deemed reinvestment in shares of common stock of the amount distributed to the Company's securityholders. The terms of any outstanding award will also be equitably adjusted by the Committee as to price, number or kind of shares of common stock subject to such award, vesting, and other terms to reflect the foregoing events, which adjustments need not be uniform as between different awards or different types of awards. No fractional shares of common stock will be issued pursuant to such an adjustment.

Change in Control and Other Events

In the event there is any other change in the number or kind of outstanding shares of our common stock, or any stock or other securities into which our common stock will have been changed, or for which it will have been exchanged, by reason of a change in control, other merger, consolidation or otherwise, then the Committee will determine the appropriate and equitable adjustment to be effected, which adjustments need not be uniform between different awards or different types of awards. In addition, in the event of such a change, the Committee may accelerate the time or times at which any award may be exercised, consistent with and as otherwise permitted under Section 409A, and may provide for cancellation or such accelerated awards that are not exercised within a time prescribed by the Committee in its sole discretion.

In the event of a change in control, and except as otherwise set forth in an award agreement or another contract, the Committee will determine which of the following methods will be applied to outstanding awards in its sole discretion: (i) cancelation and cash settlement of all awards; (ii) accelerated vesting of all awards (with performance-based awards vesting based on the greater of performance through the date of determination or target performance); (iii) assumption or continuation of all outstanding awards or substitution or conversation with substantially equivalent economic value (provided that any such award shall vest in full upon a participant's termination of employment without cause within 18 months following a change in control); or (iv) any combination of the aforementioned methods.

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Transferability

Each award may not be sold, transferred for value, pledged, assigned, or otherwise alienated or hypothecated by a participant other than by will or the laws of descent and distribution, and each option or SAR may be exercised only by the participant during his or her lifetime. Notwithstanding the foregoing, outstanding options may be exercised following the participant's death by the participant's beneficiaries or as permitted by the Committee.

Termination and Amendment

The Board may amend, alter or discontinue the Plan and the Committee may amend or alter any agreement or other document evidencing an award made under the Plan but, except in connection with certain changes in our capitalization, no such amendment will, without stockholder approval: (i) increase the maximum number of shares of common stock for which awards may be granted under the Plan; (ii) reduce the price at which options may be granted below the price provided for in the Plan; (iii) reprice outstanding options or SARs; (iv) extend the term of the Plan; (v) change the class of persons eligible to participate in the Plan; (vi) increase the individual maximum limits set forth in the Plan; or (vii) otherwise amend the Plan in any manner requiring stockholder approval by law or the rules of any stock exchange or market or quotation system on which our common stock is traded, listed or quoted. No amendment or alteration to the Plan or any award or award agreement will be made which would impair the rights of the holder of an award without such holder's consent, provided that such consent will not be required if the Committee determines in its sole discretion and prior to the date of any change in control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard, or is not reasonably likely to significantly diminish the benefits provided under such award, or that any such diminishment has been adequately compensated. The Plan shall remain available for the grant of awards until the tenth anniversary of its effective date.

Federal Income Tax Treatment

The following discussion of the federal income tax consequences of the Plan is intended to be a summary of applicable federal law as currently in effect. It should not be taken as tax advice by Plan participants, who are urged to consult their individual tax advisors.

Stock Options

Incentive stock options, or ISOs, and non-qualified stock options, or NQSOs, are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Code. NQSOs do not comply with such requirements.

An optionee is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an ISO for at least two years following the option grant date and at least one year following exercise, the optionee's gain, if any, upon a subsequent disposition of such shares is long term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee's basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an ISO before satisfying these holding periods, the optionee will recognize both ordinary income and capital gain in the year of disposition. The Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee's disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares in an amount equal to the ordinary income recognized by the optionee.

In order for an option to qualify for ISO tax treatment, the grant of the option must satisfy various other conditions more fully described in the Code. The Company does not guarantee that any option will qualify for

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ISO tax treatment even if the option is intended to qualify for such treatment. In the event an option intended to be an ISO fails to so qualify, it will be taxed as an NQSO, as described in the paragraph below.

An optionee is not taxed on the grant of an NQSO. On exercise, the optionee recognizes ordinary income equal to the difference between the exercise price and the fair market value of the shares acquired on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. The optionee's gain (or loss) on subsequent disposition of the shares is long term capital gain (or loss) if the shares are held for at least one year following exercise. The Company does not receive a deduction for this gain.

Stock Appreciation Rights

A participant will not recognize taxable income upon the grant of an SAR. Upon exercise of an SAR, a participant will recognize taxable ordinary income in an amount equal to the amount of cash received or the difference between the fair market value of the underlying shares on the date of exercise and the exercise price of the SAR. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock and Restricted Stock Units

Grantees of restricted stock or RSUs do not recognize income at the time of the grant. When the award vests or is paid, grantees generally recognize ordinary income in an amount equal to the fair market value of the stock or units at such time, and the Company will receive a corresponding deduction. However, no later than 30 days after a participant receives an award of restricted stock, the participant may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided that the election is made in a timely manner, when the restrictions on the shares lapse, the participant will not recognize any additional income. If the participant forfeits the shares to the Company (e.g., upon the participant's termination prior to vesting), the participant may not claim a deduction with respect to the income recognized as a result of the election. Dividends paid with respect to unvested shares of restricted stock generally will be taxable as ordinary income to the participant at the time the dividends are received.

Company Deduction and Section 162(m)

Section 162(m) generally allows the Company to obtain tax deductions without limit for performance-based compensation. Subject to stockholder approval, the Plan is designed to permit the grant of options and stock appreciation rights, and certain awards of restricted stock, RSUs, incentive bonuses and other stock-based awards that are intended to qualify as "performance-based compensation" not subject to Section 162(m)'s $1,000,000 deductibility cap. The rules and regulations promulgated under Section 162(m) are complicated and subject to change from time to time, sometimes with retroactive effect. In addition, a number of requirements must be met in order for particular compensation to so qualify. As such, there can be no assurance that any compensation awarded or paid under the Plan will be fully deductible under all circumstances.

21	2017 Proxy Statement

PROPOSAL 4. APPROVAL OF PERFORMANCE CRITERIA UNDER THE 2014 STOCK INCENTIVE PLAN

New Plan Benefits

The benefits that will be awarded or paid in the future under the Plan are not currently determinable. Such awards are within the discretion of the Committee, and the Committee has not determined future awards or who might receive them, therefore, the table below shows the aggregate number of awards granted under the Plan during Fiscal 2017 to our named executives as of June 30, 2017.

Name and Position	Dollar Value ($) as of June 30, 2017	Number of Units
Dan Caruso, Chief Executive Officer	11,439,891	370,223
Ken desGarennes, (former) Chief Financial Officer	6,187,972	200,258
Andrew Crouch, President & Chief Operating Officer	2,487,635	80,506
Jack Waters, Chief Technology Officer & President of Network Solutions	2,836,280	91,789
All current executive officers	22,951,778	742,776
All current non-executive directors	1,370,848	44,364
All current non-executive employees	72,371,663	2,342,125

As of June 30, 2017, the closing price of a share of the Company's common stock was $30.90.

Equity Compensation Plan Information

For the information required by Item 201(d) of Regulation S-K under the Exchange Act, see "Equity Compensation Plan Information" below.

Recommendation of the Board

FOR	☑	The Board recommends that stockholders vote FOR the approval of the performance criteria under the 2014 Stock Incentive Plan and the related amendments thereto.

22	2017 Proxy Statement

Corporate Governance

2017 Highlights
✓
Added 2 new independent directors with diverse backgrounds and deep business, operational and finance experience
✓
Added new, fully independent Strategy Committee of the Board
✓
Remediated material weaknesses in internal controls and received clean audit opinion

Governance Best Practices
✓
Regular evaluations

•
Thorough annual Board, Committee and individual director evaluations
✓
Commitment to Board refreshment and diversity

•
Average Board tenure of 3 years

•
4 of 9 directors are women (44%)

•
Ongoing attention to refreshment to address succession planning and changing business needs
✓
Robust director nominee selection process

•
Seek diverse, connected and experienced Board

•
Methodical analysis of skill set needs in light of evolving business and industry

•
New directors recruited through both external search firms and current Board member referrals
✓
Strong Board and Committee independence

•
8 of 9 directors independent

•
Lead Director elected by the independent directors

•
Fully independent Audit, Compensation, Nominating & Governance and Strategy Committees

•
Regular executive sessions of independent directors
✓
Comprehensive strategy and risk oversight by Board and committees

•
New Strategy Committee responsible for oversight of key strategic objectives

•
Oversight of enterprise risk management by Nominating & Governance Committee, with specific risk areas delegated to each Committee
✓
Alignment of director and executive officer interests with shareholder interests

•
Meaningful stock ownership guidelines for directors and executives

•
Robust anti-hedging, anti-short sale and anti-pledging policies

•
Annual "say on pay" advisory vote
✓
Active shareholder engagement and outreach

•
Director participation in process

23	2017 Proxy Statement

CORPORATE GOVERNANCE

Board Composition

Our Board of Directors consists of nine directors. During Fiscal 2017, we increased the size of our Board from seven to nine directors, adding two new independent directors. We increased the size of the Board in order to accommodate formation of a new Strategy Committee and to ensure smooth longer-term Board succession planning.

Election of our directors is governed by our Amended and Restated Certificate of Incorporation ("Certificate of Incorporation") and Amended and Restated Bylaws ("Bylaws"). In accordance with the Stockholders Agreement between the Company and each stockholder listed on the signature pages thereto (the "Stockholders Agreement"), investment funds affiliated with GTCR LLC ("GTCR") have the right to nominate one independent director for consideration by the Nominating and Governance Committee when the current term of their designee, Mr. Canfield, expires. If the Nominating and Governance Committee determines in good faith that a designee is not a suitable candidate then it may reject the designee, and GTCR shall have the right to nominate an alternative individual for consideration, such process to continue until a suitable candidate is designated. GTCR will retain these Board nomination rights until its ownership of Company shares falls below 50% of the amount it owned immediately prior to the Company's initial public offering.

Classified Board

Our Certificate of Incorporation and Bylaws provide for a classified Board consisting of three classes of directors, each serving staggered three-year terms. Our directors are divided among the three classes as follows:

  •
  Class III directors are Mr. Canfield, Mr. Kaplan and Ms. Rottenberg, whose terms will expire at the Annual Meeting.

  •
  Class I directors are Mr. Caruso, Mr. Gips and Ms. Richardson, whose terms will expire at the annual meeting of stockholders to be held in 2018.

  •
  Class II directors are Mr. Connor, Ms. Morris and Ms. White, whose terms will expire at the annual meeting of stockholders to be held in 2019.

Directors for a particular class are elected for three-year terms at the annual meeting of stockholders in the year in which their term expires. As a result, only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Each director's term continues until the election and qualification of his successor, or his earlier death, resignation or removal.

Director Independence

In August 2017, our Board undertook a review of the independence of our directors and considered whether any director had a material relationship with us that could compromise that person's ability to exercise independent judgment in carrying out his or her responsibilities. Our Board affirmatively determined that each of Mr. Canfield, Mr. Connor, Mr. Gips, Mr. Kaplan, Ms. Morris, Ms. Richardson, Ms. Rottenberg and Ms. White is independent under the rules of the NYSE.

There are no family relationships among any of our directors or executive officers.

Committees of the Board

Our Board has an Audit Committee, a Compensation Committee, a Nominating and Governance Committee and a Strategy Committee. The Strategy Committee is a new committee of the Board that was formed during Fiscal 2017. In the future, our Board may establish other committees, as it deems appropriate, to assist it with its responsibilities. The composition, duties and responsibilities of our committees are as set forth below. Each of these committees has a written charter approved by our Board. Copies of these committee charters as well as

24	2017 Proxy Statement

CORPORATE GOVERNANCE

our corporate governance guidelines are available, without charge, upon request in writing to Zayo Group Holdings, Inc., 1805 29th Street, Suite 2050, Boulder, CO 80301, Attn: Corporate Secretary, or by clicking on "Corporate Governance" in the Investors section of our website, www.zayo.com.

Audit Committee

Our Audit Committee has the following responsibilities, among other things, as set forth in its written charter:

MEMBERS:
  •
  Mr. Connor, Chairman
  •
  Mr. Kaplan
  •
  Ms. Morris

RESPONSIBILITIES:
  •
  reviewing relevant financial reports, disclosures within those reports, accounting policies and practices, and the processes used to produce such reports;

  •
  appointing, reviewing, compensating, retaining and overseeing our independent registered public accounting firm;

  •
  approving in advance any audit and permissible non-audit services to be provided by our independent registered public accounting firm;

  •
  establishing and reviewing policies for our hiring of employees or former employees of the independent registered public accounting firm to ensure compliance with SEC regulations and NYSE requirements;

  •
  reviewing and discussing with the independent registered public accounting firm the matters required to be discussed by the applicable Auditing Standards adopted by the PCAOB and amended from time to time;

  •
  receiving reports from the independent registered public accounting firm and management regarding the adequacy and effectiveness of our internal controls over financial reporting and disclosure controls and procedures;
  •
  overseeing our internal audit function;

  •
  monitoring our accounting policies and practices; financial and accounting controls; and compliance with legal, regulatory and policy requirements;

  •
  preparing the audit committee report required to be included in our annual proxy statement;

  •
  reviewing and approving any related party transactions in accordance with our related party transactions policy, as in effect from time to time; and

  •
  discussing with management our major financial risk exposures and the steps taken to monitor and controls such exposures, and periodically reviewing and discussing with management our guidelines and policies governing the process by which risk assessment and management is undertaken.

Each of Mr. Connor, Mr. Kaplan and Ms. Morris is a non-employee director who meets the applicable requirements for financial literacy. Our Board has determined that Mr. Connor qualifies as an "audit committee financial expert," as such term is defined in Item 407(d)(5) of Regulation S-K. In addition, our Board has determined that each of Mr. Connor, Mr. Kaplan and Ms. Morris meets the definition of an independent director for purposes of serving on an audit committee under Rule 10A-3 and the NYSE rules.

25	2017 Proxy Statement

CORPORATE GOVERNANCE

Compensation Committee

Our Compensation Committee has the following responsibilities, among other things, as set forth in its written charter:

MEMBERS:
  •
  Mr. Gips, Chairman
  •
  Mr. Kaplan
  •
  Ms. Morris

RESPONSIBILITIES:
  •
  reviewing and evaluating our long-term strategy of employee compensation, endeavoring to ensure that our compensation policies are designed to attract and retain key employees, motivate employees to achieve our business objectives and align the interest of management with the long-term interests of our stockholders;

  •
  assessing risks related to our compensation policies and programs;

  •
  considering and assessing the results of our most recent vote by stockholders on executive compensation and overseeing our engagement efforts with shareholders on the subject of executive compensation;

  •
  reviewing and approving goals and objectives relevant to the compensation of our Chief Executive Officer;

  •
  evaluating the performance of our Chief Executive Officer in light of such compensation goals and objectives and determining the compensation of our Chief Executive Officer;

  •
  reviewing and approving the compensation of our other executive officers;
  •
  reviewing and approving any severance, non-competition and non-solicitation arrangements to be made with any of our executive officers;

  •
  reviewing, and either approving or endorsing for the Board's approval, the design of and changes to our compensation and benefit plans;

  •
  preparing the Compensation Committee report required to be included in our annual proxy statement;

  •
  reviewing and making recommendations to the Board with respect to the compensation of our non-employee directors;

  •
  at least annually, assessing whether the work of any compensation consultants involved in determining or recommending executive or director compensation has raised any conflict of interest that is required to be disclosed in our annual report or proxy statement; and

  •
  reviewing and making an annual report to the Board on executive officer succession planning.

Our Board has determined that each of Mr. Gips, Mr. Kaplan and Ms. Morris is a non-employee director as defined in Rule 16b-3 of the Exchange Act, an outside director as defined in Section 162(m) of the Internal Revenue Code and meets the definition of an independent director for purposes of serving on a compensation committee under the NYSE rules.

26	2017 Proxy Statement

CORPORATE GOVERNANCE

Nominating and Governance Committee

Our Nominating and Governance Committee has the following responsibilities, among other things, as set forth in its written charter:

MEMBERS:
  •
  Mr. Canfield, Chairman
  •
  Ms. Richardson
  •
  Ms. Rottenberg

RESPONSIBILITIES:
  •
  evaluating the appropriate size, structure, composition and functioning of the Board and evaluating proposed changes to the criteria for Board membership;

  •
  evaluating the independence of existing and prospective directors;

  •
  identifying and evaluating individuals qualified to become Board members or to be re-nominated as Board members;

  •
  recommending qualified candidates for election to the Board or re-election at each annual stockholder's meeting;

  •
  recommending candidates to be elected by the Board as necessary to fill vacancies and newly created directorships;

  •
  recommending committee members and chairpersons to the Board for appointment;

  •
  evaluating and assessing the performance of the Board, the members of the Board and the Board's committees;

  •
  periodically reviewing the Board's leadership structure and recommending changes to the Board as appropriate, including recommendations to the independent directors regarding the appointment of a lead independent director;
  •
  periodically reviewing and assessing the channels through which the Board receives information;

  •
  developing appropriate Board orientation and training programs for new Board members as well as continuing education requirements for existing Board members;

  •
  developing and annually assessing corporate governance guidelines and a code of ethics for employees and Board members;

  •
  in consultation with the CEO, annually reviewing and recommending to the Board for approval changes to a capital management policy;

  •
  overseeing management's enterprise risk management program;

  •
  reviewing and recommending to the Board for approval changes to, or additions of, officers of the Company; and

  •
  considering questions of conflicts of interest of Board members and executive officers.

Our Board has determined that each of Mr. Canfield, Ms. Richardson and Ms. Rottenberg is a non-employee director and meets the definition of an independent director under the NYSE rules.

27	2017 Proxy Statement

CORPORATE GOVERNANCE

Strategy Committee

Our Strategy Committee has the following responsibilities, among other things, as set forth in its written charter:

MEMBERS:
  •
  Mr. Gips, Chairman
  •
  Ms. Rottenberg
  •
  Ms. White

RESPONSIBILITIES:
  •
  reviewing with management our strategy and strategic plans;

  •
  reviewing with management key issues and external developments impacting our strategy;

  •
  facilitating an annual Board review of our strategy and strategic options;
  •
  reviewing and providing guidance to management and the Board on our strategies for transactions, assisting management and the Board with the identification of transaction opportunities, assisting management and the Board with review of proposals made by management for transactions, and considering and making recommendation to the Board for proposed transactions.

Our Board has determined that each of Mr. Gips, Ms. Rottenberg and Ms. White is a non-employee director and meets the definition of an independent director under the NYSE rules.

28	2017 Proxy Statement

CORPORATE GOVERNANCE

Code of Ethics

We have adopted a written code of ethics applicable to our directors, officers and employees, including our principal executive officer and senior financial officers, in accordance with Section 406 of the Sarbanes-Oxley Act of 2002 and the rules of the SEC. In the event that we make any changes to, or provide any waivers from, the provisions of our code of conduct applicable to our principal executive officer and senior financial officers, we intend to disclose such events on our website or in a report on Form 8-K within four business days of such event. A copy of our code of ethics is available by clicking on "Corporate Governance" in the Investors section of our website, www.zayo.com.

Board Leadership Structure

With respect to the roles of Chairman of the Board and Chief Executive Officer, our corporate governance guidelines provide that the roles may be separated or combined, and our Board exercises its discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances. Our Board believes that the combination or separation of these positions should continue to be considered as part of our succession planning process. Mr. Caruso currently serves as both Chief Executive Officer and Chairman of the Board, which enables him to act as the key link between our Board and the other members of management. Our Board believes that his service in both roles is currently in the best interest of our Company and our stockholders, as it provides strong unified leadership for our Company.

Our corporate governance guidelines provide that if the Chairman of the Board is a member of management, or if no Chairman of the Board has been elected, the Board may designate any independent director as the Lead Director. The Lead Director is, among other things, responsible for coordinating and presiding over any required executive sessions and will be consulted in the determination of the frequency, place, time and length of regular meetings of the Board. The Board has appointed Mr. Canfield as Lead Director. The non-employee directors meet in regularly scheduled executive sessions without management to promote open and honest discussion.

Our corporate governance guidelines further provide the flexibility for our Board to modify our leadership structure in the future as appropriate. We believe that our Company, like many United States companies, is well served by this flexible leadership structure.

Risk Oversight

Our Board is responsible for overseeing our risk management process. Our Board focuses on our general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our Board is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions.

While the Board has primary responsibility for oversight of our risk management, the Board's standing committees support the Board by regularly addressing various risks in their respective areas of oversight. The Board has determined that the Nominating and Governance committee should oversee and evaluate management's enterprise risk management activities for the Board, designating oversight for specific areas of enterprise risk management to other committees of the Board. The Nominating and Governance Committee has allocated various categories of risk among itself and the other standing committees of the Board; specifically, the Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with public reporting requirements; the Compensation Committee assists the Board in fulfilling its risk management oversight responsibilities with respect to risks arising from compensation policies and programs and employee culture; the Nominating and Governance Committee assists the Board in fulfilling its risk management oversight responsibilities with respect to risks related to corporate governance matters; and the Strategy Committee assists the Board in fulfilling its risk management oversight responsibilities with respect to risks related to strategic transactions and initiatives.

29	2017 Proxy Statement

CORPORATE GOVERNANCE

The Board, led by the Nominating and Governance Committee, conducts an annual self-evaluation of the Board and its members to determine whether it and its committees are functioning effectively. This process includes an annual self-evaluation by each Board committee, and an evaluation of each of the individual directors.

Selection of Board Nominees

The Nominating and Governance Committee will consider candidates for Board membership suggested by its members and other Board members, as well as management and stockholders, and uses the same criteria to evaluate all candidates. The Committee has established a procedure for submission of suggestions by stockholders and will consider candidates recommended in writing, including the candidate's full name, biographical information, qualifications for Board membership and personal references. All submissions should include verification of the stockholder status of the person submitting the recommendation and be sent to the Corporate Secretary at Zayo Group Holdings, Inc., 1805 29th Street, Suite 2050, Boulder, CO 80301.

In accordance with the Stockholders Agreement, investment funds affiliated with GTCR have the right to nominate one independent director for consideration by the Nominating and Governance Committee when the current term of their designee, Mr. Canfield, expires. If the Nominating and Governance Committee determines in good faith that a designee is not a suitable candidate then it may reject the designee, and GTCR shall have the right to nominate an alternative individual for consideration, such process to continue until a suitable candidate is designated. GTCR will retain these board nomination rights until its ownership of Company shares falls below 50% of the amount it owned immediately prior to the Company's initial public offering.

Candidates for nomination to our Board are selected by the Board based on the recommendation of the Nominating and Governance Committee in accordance with the Committee's charter, our Certificate of Incorporation and Bylaws, our corporate governance guidelines, the Stockholders Agreement and the director qualifications considerations set forth below. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, the Nominating and Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

Director Qualifications

The Nominating and Governance Committee of the Board is responsible for evaluating and then reviewing with the Board from time to time the appropriate qualifications, expertise and characteristics required of Board members. This assessment includes an evaluation of experience and skills, including the individual's understanding of our industry, corporate finance, accounting, internal controls, technology, sales and marketing and strategic business planning. Other considerations include:

  •
  the individual's strengths and contributions relative to overall corporate governance, service on Board committees, Company strategy, key customer and industry relationships, shaping of Company culture, evaluation of the execution and performance of the Company, and mentoring of Company executives;

  •
  the independence, judgment, strength of character, reputation in the business community, ethics and integrity of the individual;

  •
  the business or other relevant experience, skills and knowledge that the individual may have that will enable him or her to provide effective oversight of the Company's business;

  •
  the fit of the individual's skillset and personality with those of the other Board members so as to build a Board that works together effectively and constructively;

  •
  the individual's ability to devote sufficient time to carry out his or her responsibilities as a director in light of his or her occupation and the number of boards of directors of on which he or she serves; and

  •
  diversity in respect of gender, ethnicity, geography, industry, function, personality type and age that the individual contributes to the Board in light of the current composition of the Board.

30	2017 Proxy Statement

CORPORATE GOVERNANCE

The brief biographical description of each director set forth in Proposal 1 above includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of our Board at this time.

Stockholder or Other Interested Party Communications

Stockholders or other parties interested in communicating directly with the Board, or specified individual directors or the non-management or independent directors as a group, may do so by writing the Corporate Secretary at Zayo Group Holdings, Inc., 1805 29th Street, Suite 2050, Boulder, CO 80301. The Secretary will review all such correspondence and will regularly forward to the Board or the specified individual director or group of directors copies of all such correspondence that, in the opinion of the Secretary, relates to the functions of the Board or its committees or that the Secretary otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of such correspondence. Concerns relating to accounting, internal controls or auditing matters will immediately be brought to the attention of the Chairman of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Director Attendance

During Fiscal 2017, the Board held seven meetings, the Audit Committee held five meetings, the Compensation Committee held five meetings, and the Nominating and Governance Committee held four meetings. The Strategy Committee was formed in Fiscal 2017, but held its first meeting after Fiscal 2017 had ended. Each director attended at least 75% of the meetings of the Board and the committees of the Board on which such director served (during the period that such director served on our Board and any committee).

We expect all members of the Board to attend our annual meetings of stockholders absent unusual circumstances.

31	2017 Proxy Statement

Executive Officers

The following sets forth the name, age, position and biographical information for each of our executive officers. For information regarding Mr. Caruso, please refer to Proposal 1 above titled "Election of Directors."

Andrew Crouch

Officer Since: April 2017 President & Chief Operating Officer Age 46
Mr. Crouch has served as our President and Chief Operating Officer since April 2017. In this role, he is responsible for leading all aspects of Zayo's global business operations. Previously, Mr. Crouch worked at Level 3 Communications, LLC ("Level 3"), a multinational telecommunications and internet service provider company, as Regional President, EMEA and Global Accounts Division from November 2014 through March 2017, Regional President, North America and Asia-Pacific from October 2012 through October 2014, and Regional President, North American Sales and Asia-Pacific from October 2011 through October 2012. Born in the U.K., he completed his studies there, with a Bachelor of Science in Management Sciences at the University of Manchester and a master's degree at University College London (UCL) in Telecommunications Management.
Matt Steinfort

Officer Since: September 15, 2017 Chief Financial Officer Age 47
Mr. Steinfort has served as our Chief Financial Officer since September 15, 2017. Mr. Steinfort joined Zayo as Executive Vice President, Corporate Strategy, Development and Administration in November, 2016. He joined Zayo from Envysion, Inc., a privately-held video intelligence SaaS company, where he was co-founder and Chief Executive Officer from February 2006 through November 2016. Prior to Envysion, he was senior vice president of Corporate Strategy at ICG Communications, and held a variety of vice president roles at Level 3 Communications, including Consumer Voice, Corporate Strategy and Development, and Softswitch Strategy and Finance. Earlier in his career, Mr. Steinfort held positions at management consultancy Bain & Company and IT consultancy Cambridge Technology Partners. Mr. Steinfort received a bachelor's of science in civil engineering and operations research from Princeton University and an MBA from the MIT-Sloan School of Management.
Jack Waters

Officer Since: August 2016 Chief Technology Officer & President of Network Solutions Age 52
Mr. Waters joined the Company in August 2016 as Chief Technology Officer and President of Network Solutions, and in early 2017 he became President of Zayo's Fiber Solutions segment. In this role, he oversees global technology and network strategy and execution, and leads Zayo's largest business segment. Prior to joining the Company, he was Chief Technology Officer at Level 3 from January 2008 to August 2016. He joined Level 3 in 1997 and held numerous leadership roles within that company. Before joining Level 3, Mr. Waters served as an executive staff member for MCI Communications, Inc. with responsibility for network architecture, design and implementation. He was an original member of the team responsible for InternetMCI, the company's initial Internet service. Prior to MCI, Mr. Waters served as director of engineering and operations for SURAnet, the Southeastern University Research and Academic Network. Mr. Waters serves on the FCC's Technical Advisory Council and the board of directors for the Colorado Technology Association. He holds a B.S. in Electrical Engineering from West Virginia University and an M.S. in Electrical Engineering from Johns Hopkins University.

32	2017 Proxy Statement

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the material elements of compensation for our named executive officers for Fiscal 2017. When we refer to "named executive", "named executive officer" or "NEO" in this section, we mean the five executives listed below. Chris Morley, our former President and Chief Operating Officer, ceased employment with the Company on May 2, 2017 and Ken desGarennes resigned from his position as Chief Financial Officer effective September 15, 2017; as both Mr. Morley and Mr. desGarennes were named executive officers during Fiscal 2017, their compensation for Fiscal 2017 is included in this section.

Fiscal 2017 named executive officers:

Name	Position
Dan Caruso	Chief Executive Officer
Ken desGarennes	Chief Financial Officer
Andrew Crouch	President & Chief Operating Officer
Jack Waters	Chief Technology Officer & President of Network Solutions
Chris Morley	former President & Chief Operating Officer

Executive Summary

Compensation Strategy

Our compensation philosophy and program design are essential elements of our culture and have led to our success in delivering returns for our shareholders. Our unique program provides us with a competitive advantage in successfully attracting talent in an industry that includes publicly traded communication infrastructure companies as well as organizations backed by private investment capital. We believe our program embodies and supports the entrepreneurial culture that has been critical to our success and is fundamental to our ability to create shareholder value.

The following distinctive elements of our executive compensation program support our company strategy:

  •
  Our fundamental premise of delivering industry-leading returns for shareholders and appropriately sharing incremental value created with our executives and employees

  •
  Our extensive reliance on equity-based pay to align executive pay with shareholder value creation

  •
  Our strict use of equity value creation and market return performance criteria as determinants of both cash bonuses and earned stock grants

Organizational Performance

We provide communications infrastructure services, including fiber and bandwidth connectivity, colocation and cloud infrastructure to the world's leading businesses. We amass fiber, data center and structure assets and unleash their value by providing exceptional communication infrastructure services. Our Fiscal 2017 business strategy focused on realigning our business segments with key segments of the market to ensure continued high revenue and EBITDA growth and on continuing to expand our asset footprint and gain efficiencies through inorganic growth.

33	2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

In Fiscal 2017, we continued our transition to a post-IPO management team by hiring several new executives. Andrew Crouch joined as our new President and Chief Operating Officer. Mr. Crouch has extensive global experience running large scale organizations similar to Zayo and deep experience selling and marketing our core products. Jack Waters joined as our new Chief Technology Officer and President of Fiber Solutions. Mr. Waters has more than 30 years of experience in the communications infrastructure industry and is a well-known and respected technology leader. Matt Steinfort joined us as EVP of Corporate Strategy, Development and Administration, having held executive, operational and strategy roles at software and communications infrastructure companies. Mr. Steinfort assumed the role of our Chief Financial Officer of the Company September 15, 2017, replacing Ken desGarennes, who resigned as Chief Financial Officer and will depart the Company following a transition period expected to extend through the filing of the Company's Form 10-Q for the quarter ended December 31, 2017.

Fiscal 2017 was a year of uncertainty in our industry and headwinds in our business. Our industry underwent significant consolidation, several of our largest customers revisited their fiber strategies, and new competitors entered into our markets, and we worked through several large integrations following major acquisitions. In spite of this activity, our execution of our business strategy allowed us to succeed and deliver strong performance and growth.

Our key performance achievements in Fiscal 2017 included:
✓
Total revenue growth of 28%, driven by organic growth as well as fiscal 2015 and 2016 acquisitions.
✓
Closed the fiscal year with record operating metrics; fiscal fourth quarter net bookings and gross installs were both new records for the company.
✓
Completed the Electric Lightwave ($1.4B), KIO ($11.9M) and Santa Clara Data Center ($11.3M) acquisitions.
✓
Re-aligned the company into five new business segments to position it for increased growth.

34	2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Actions and Outcomes

The table below summarizes our significant executive compensation actions and outcomes for Fiscal 2017:

Compensation Element	2017 Actions	2017 Outcomes
Base Salaries — see page 40 for details	• Fixed cash compensation as only a modest part of our executive pay program	• Base salaries of NEOs were not increased in 2017
Incentive Cash Compensation ("ICC") — see page 40 for details	• CEO does not participate in Incentive Cash Compensation plan • Other NEOs' ICC targets unchanged from Fiscal 2016 • Actual quarterly payouts primarily based on Equity IRR performance

•

ICC Payouts for NEOs who receive ICC (other than Mr. Crouch) for the four quarters of Fiscal 2017 were $0 - $25,000, representing 0% - 50% of target

•

Mr. Crouch joined the Company in Q2 and received 100% of his target ICC payout ($75,000) for each of Fiscal Q3 and Q4 per his sign-on arrangement

Performance Restricted Stock Units — see page 42 for details	Granted Performance RSUs as the primary element of our executive pay program:

•

Performance RSUs in the form of Part A RSUs awarded based on our financial and operational performance, primarily Equity IRR

•

Performance RSUs in the form of Part B RSUs vesting amounts based solely on our stock price performance

Part A RSUs

•

Part A RSU grants to CEO had aggregate grant value of $1.5 million, 25% of target

•

Part A RSU grants to other NEOs (other than Mr. Crouch) ranged from $410,156 - $644,956, 35% - 65% of target

•

Per his sign-on arrangement, Mr. Crouch received 100% of the target value of his fiscal Q4 RSU grant ($1.3 million)

Part B RSUs

•

Part B RSU grants to CEO had aggregate grant date fair value of $11.7 million

•

Part B RSU grants to other NEOs ranged from $529,000 - $8.3 million

•

Part B RSUs granted to CEO in Fiscal 2016 vested at 189% of target in Fiscal 2017

•

Part B RSUs granted to other NEOs in Fiscal 2016 vested at 0% - 458% of target in Fiscal 2017

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Program Changes for Fiscal 2018

For Fiscal 2016, 72% of our shareholders voted in favor of our pay program in our annual "Say-On-Pay" vote. In preparation for our fiscal year ending in 2018 ("Fiscal 2018"), we conducted a detailed review of our executive pay program and engaged directly with many of our largest shareholders regarding our pay performance and pay philosophy. Following this review of our program, and given shareholder feedback, we made changes to our compensation program for Fiscal 2018 that illustrate our commitment to our philosophy of aligning our executives' pay with shareholder returns and providing reward for market-leading performance.

We made the following changes to our compensation program for Fiscal 2018:

  •
  Shifted 100% of CEO's long-term incentive award target to Part B RSUs

  •
  Company stock price is sole performance metric

  •
  Recalibrated target payout and stock price performance requirement for Part B RSUs to more closely align our executive pay to market level

  •
  Target payout reduced to 50% of Fiscal 2017 amount

  •
  Target stock price performance requirement set at an above-market 15% year-over-year increase

  •
  Extended vesting period for Part B RSUs from 12 to 15 months and eliminated 12-month holding period for vested Part B RSU shares, given that our stock ownership guidelines already ensure significant holding by our executives

Compensation Philosophy

Our compensation philosophy and program are integral to our culture, strategy and record of shareholder value creation. Since our formation in 2007, $1.1B of equity has been invested into Zayo and, as of June 30, 2017 our equity (inclusive of prior distributions) was worth approximately $7.9B, representing a 7X multiple of invested equity and a compounded equity internal rate of return ("IRR") over 40%. We believe a key factor in our growth and success has been our unique compensation program, both for executives and for our broader employee base.

Zayo seeks to be the employer of choice for highly skilled, entrepreneurial employees. We award performance-based equity compensation as an explicit, quantifiable and heavily-weighted part of the total compensation of nearly all of our employees. Total compensation includes salary, incentive cash compensation and equity compensation. We establish cash compensation at below median market levels and provide performance-based equity compensation opportunities at above median market levels. We believe our pay for performance philosophy attracts motivated, entrepreneurial employees by rewarding them for creating value for our shareholders.

Compensation for our executives is heavily weighted towards performance-based pay. As illustrated below, nearly 100% of our CEO's target total compensation is comprised of performance-based RSU awards. For our other named executive officers, approximately 97% of their target pay is comprised of performance-based compensation, 4% in the form of ICC and 93% in the form of performance-based RSU awards. Our target compensation opportunities for our executives are in the upper quartile of the market, but target pay is only earned if we deliver outstanding performance, measured as Equity IRR of 20% (see "Elements of Executive Compensation" below for description) and total shareholder return/stock price appreciation of 20%. As

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illustrated below, significantly more of our executives' compensation is performance-based, as compared to our peer group.

Note: Zayo pay mix based on employee target compensation as of 6/30/2017. Zayo Comparator Peer pay mix based on public company proxies filed as of 6/30/2017. See comparator peer group on page 39

Not only is the majority of our NEO compensation performance-based, but also both our ICC and RSU programs require the achievement of market-leading performance in order to achieve target. Under our ICC and Part A RSU program, an Equity IRR of 20% is required to earn target payouts. If our Equity IRR is 6%, the payouts under the ICC and Part A RSUs are only 25% of target. Similarly, in order for the target award to be earned under our Part B RSUs, year-over-year stock price appreciation of 20% must be achieved. In order to achieve any payout, year-over-year stock price appreciation of a minimum 10% is required (25% prior to fiscal fourth quarter 2017).

Note: Zayo payout curves based on ICC, Part A and Part B payout structure as of 6/30/2017

The pay-for-performance orientation of our program is demonstrated by our CEO's Fiscal 2017 realizable compensation relative to his target total compensation opportunity. During Fiscal 2017, our stock price appreciation was approximately 10.6%, which compares favorably to long-term market returns. As shown below, Mr. Caruso's Fiscal 2017 realizable compensation was approximately $3.1 million, which represented approximately 20% of his target total compensation for Fiscal 2017.

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COMPENSATION DISCUSSION AND ANALYSIS

Note: The 2017 realizable compensation reflects Part A RSUs earned during 2017 valued based on the 6/30/17 stock price of $30.90 and Part B RSUs granted during 2017 that would be earned based on stock price performance if the performance period ended on 6/30/17 and valued based on the 6/30/17 stock price. The 2017 target pay reflects Mr. Caruso's aggregate value of salary, target ICC and target RSUs for Fiscal 2017.

Executive Compensation Governance and Processes

Role of the Executive Officers and Management

Management is responsible for developing the Company's compensation philosophy and programs in consultation with and under the oversight of the Compensation Committee. Our CEO makes recommendations to the Compensation Committee regarding the total compensation for each executive (excluding himself), including base salary, non-equity incentive compensation and equity participation as well as the financial targets and business unit and corporate objectives, which determine non-equity incentive compensation payouts. The Compensation Committee considers the CEO's recommendations in consultation with the full Board and makes final decisions for the total amount of compensation and each element of compensation for our executives other than the CEO, and the Compensation Committee makes recommendations to the full Board for its approval regarding the CEO's compensation.

The CEO and the Compensation Committee use their general knowledge of the compensation practices of other companies with whom we compete for executive talent, including telecommunications and web-scale companies, and the information provided by the Compensation Committee's consultant to form their recommendations and decisions. The day-to-day design and administration of savings, health, welfare and paid time-off plans and policies applicable to our employees in general, including our executives, are handled by company management.

Role of the Compensation Committee

The Compensation Committee assists the Board in fulfilling its responsibility relating to oversight and determination of compensation of the Company's executive officers and directors. The Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of the CEO, evaluates the CEO's performance in light of those goals and objectives, approves the grant of equity awards to the CEO and makes recommendations to the Board regarding the CEO's compensation level based on this evaluation. The Compensation Committee also oversees the evaluation of the other executive officers of the Company, approves

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the grant of equity awards to such officers and sets their compensation, in each case based upon the recommendation of the CEO. The Compensation Committee oversees the Company's use of severance, non-competition and non-solicitation arrangements with employees, including the approval of any such arrangements to be made with any executive officer of the Company. The Compensation Committee also reviews, and either approves or endorses for the Board's approval, the design of and changes to the Company's compensation or benefit plans, including incentive compensation (bonus) and equity-based plans.

Role of the Compensation Consultant

The Compensation Committee retains ultimate responsibility for executive compensation-related decisions. During 2017, the Compensation Committee engaged Willis Towers Watson to assist with the review of our executive pay programs. Willis Towers Watson analyzed our executive compensation structure and plan designs and assessed whether the executive compensation program is competitive and consistent with our overall executive compensation philosophy.

In performing their work, Willis Towers Watson developed comparative market data based on the following comparator group of companies, which was approved by the Compensation Committee:

Public Company Comparator Group
Akamai Technologies, Inc.	Digital Realty Trust, Inc.	QTS Realty Trust, Inc.
Box, Inc.	EchoStar Corporation	SBA Communications Corporation
Cable ONE, Inc.	Equinix, Inc.	Symantec Corporation
Cogent Communications Holdings, Inc.	F5 Networks, Inc.	United States Cellular Corporation
CoreSite Realty Corporation	FireEye, Inc.	ViaSat, Inc.
Crown Castle International Corp.	GTT Communications
CyrusOne Inc.	Level 3 Communications, Inc.

The Board and Compensation Committee have established the following procedures with regard to Compensation Committee consultants:

  •
  the Compensation Committee has the sole authority to retain, obtain the advice of and terminate any compensation consultant, independent legal counsel or other advisor;

  •
  the Compensation Committee may select such consultant only after considering the consultant's independence from the Company and management; and

  •
  the Compensation Committee evaluates the objectivity of the services provided by the consultant each year and determines whether to continue to retain the consultant.

The Compensation Committee assessed the independence of Willis Towers Watson as required by the Compensation Committee's charter, referenced above, and concluded that Willis Towers Watson is independent from the Company and management and that Willis Towers Watson's work has not raised any conflicts of interest.

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COMPENSATION DISCUSSION AND ANALYSIS

Elements of Executive Compensation

The primary elements of the total compensation program for our named executive officers are outlined and summarized below.

Base Salary

We provide our executives with a base salary to appropriately compensate them for their role and the skills and abilities they bring to our organization. Our base salaries are generally below those of our peer companies, and in the case of our CEO, he receives as base salary only the minimum dollar amount required to enable him to be eligible to participate in our 401(k) plan. The base salaries may be reviewed and adjusted from time to time based on individual merit, promotions or other changes in job responsibilities. During Fiscal 2017, the base salaries for our named executive officers were unchanged from Fiscal 2016, as the salaries were appropriate given our philosophy of de-emphasizing fixed cash compensation.

Executive	Title	Annual Salary
Dan Caruso	Chief Executive Officer	$17,500
Ken desGarennes	Chief Financial Officer	$240,000
Andrew Crouch	President & Chief Operating Officer	$240,000
Jack Waters	Chief Technical Officer	$325,000
Chris Morley	Chief Technology Officer & President of Network Solutions	$220,000

Incentive Cash Compensation ("ICC")

We also have a quarterly cash incentive plan in which most of our full-time, non-sales employees, including our executives (with exception of the CEO), participate. This plan provides our executives with potential cash payments that act as incentives for current performance, while also encouraging behavior that is consistent with our long-term goals.

We make ICC payments to participating executives if quarterly financial performance targets (based on Equity IRR improvement) and certain qualitative business unit and corporate objectives are met. This includes a qualitative self-assessment of each business unit's historical and projected Equity IRR contribution to the

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COMPENSATION DISCUSSION AND ANALYSIS

company. The financial targets and business unit and corporate objectives are recommended by the CEO (who does not participate in the plan) and are approved by the Compensation Committee. Our CEO recommends to the Compensation Committee the quarterly payouts under this plan, from 25% to 200% of target payout, based on the achievement of the financial performance targets and his assessment of achievement of business unit and corporate objectives. The actual financial results may be adjusted up or down to normalize for certain non-recurring or unusual events (e.g., timing impact of a major acquisition) with approval of the Compensation Committee.

In Fiscal 2017, quarterly ICC incentives were earned based on our Equity IRR performance. Equity IRR is a critical measure of our performance, providing an assessment of our effectiveness in generating returns on the equity capital we invest in our business.

At the beginning the performance period, we calculate our Equity Value by applying a constant multiple to our EBITDA during the period to establish our Total Enterprise Value. Net debt is subtracted from our Total Enterprise Value to establish our Equity Value. At the end of the period, we calculate our Equity Value using this same multiple and subtract any equity invested in the business during the period. We then compare the period ending Equity Value to the Equity Value at the beginning of the period to determine our Equity IRR.

Illustrative Calculation of Equity IRR

Equity IRR for each quarter is calculated over a two-quarter and four-quarter basis. A historical view looks at the prior four quarters, and a forward-looking trajectory view focuses on leading indicators that may impact subsequent two- to four-quarter Equity IRR. We measure our performance over multiple quarters to reduce the effect of short-term fluctuations in the financial components that are used to calculate our Equity IRR. We believe the use of the Equity IRR calculation provides a good measure for short-term and long-term compensation, as the consistent growth will lead to continued long-term value creation for our employees and shareholders.

In addition to measuring the overall company level Equity IRR, we measure our individual business segments' overall Equity IRR performance by determining the equity value created at the segment level through the use of an EBITDA multiple consistent with the market multiple for each of our segments.

The specific Equity IRR performance ranges and associated ICC payout ranges for each quarter in Fiscal 2017 were as follows:

Equity IRR Performance Threshold	Non-Equity Incentive Compensation Plan Payout of Target
Less than 6%	25%
Between 6% - 10%	25% - 50%
Between 10% - 20%	50% - 100%
Between 20% - 30%	100% - 150%
Between 30% - 40%	150% - 200%

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COMPENSATION DISCUSSION AND ANALYSIS

Actual ICC payouts were approved by the Committee and the Board (for the CEO) evaluation of our Equity IRR performance and our performance relative to qualitative business unit and qualitative corporate objectives.

The following table shows the payouts as a percentage of target that were earned by our named executive officers for each quarter of Fiscal 2017. The company-wide ICC payouts, driven largely by our Equity IRR calculations, were 70%, 50%, 50% and 50% for the first quarter, second quarter, third quarter and fourth quarter, respectively. First quarter and second quarter payouts for Mr. desGarennes, Mr. Morley and Mr. Waters (second quarter only, per his sign-on arrangement) were lower than the overall company payouts for such quarters. The third quarter payouts for Mr. desGarennes and Mr. Morley were zero for that quarter, and the payout for Mr. Waters matched that for the company overall (Mr. Crouch received 100% of his target per his sign-on arrangement). The fourth quarter payouts to Mr. desGarennes and Mr. Waters were 25%, or half of the company overall payout (Mr. Crouch received 100% of his target per his sign-on arrangement). Our executives received lower than overall company payouts when our Equity IRR was below our targets, as we hold executives disproportionately accountable for operational performance below expectations.

	ICC Plan Payout % of Target

Named Executive Officer	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Annual
Dan Caruso	na	na	na	na	na
Ken desGarennes	30%	25%	0%	25%	20%
Andrew Crouch	na	na	100%	100%	100%
Jack Waters	na	25%	50%	25%	33%
Chris Morley	40%	25%	0%	na	22%
Company Payout	70%	50%	50%	50%	55%

The table below shows the aggregate four quarter ICC targets and actual payouts based on the payout percentages noted above for Fiscal 2017 for our named executive officers.

Name	Plan Target Payout	Plan Actual Payout
Dan Caruso	$—	$—
Ken desGarennes	$300,000	$60,000
Andrew Crouch	$150,000	$150,000
Jack Waters	$150,000	$50,000
Chris Morley	$82,500	$17,981

Performance Restricted Stock Units

A significant percentage of total compensation for our executives consists of long-term incentive compensation in the form of RSUs. We believe RSUs both reward our named executive officers for delivering meaningful returns to our shareholders and promote stock ownership, creating a clear link between the interest of executives and those of stockholders. In support of our compensation objectives, the target value of equity compensation is generally above market median levels, so that, when combined with our below median cash compensation, we create total compensation opportunities in the top quartile of our industry when we deliver outstanding performance.

The opportunity for our named executive officers to earn RSUs is provided through our Part A and Part B RSU programs. Both the Part A and Part B RSUs are earned based on the achievement of performance, with our Part A RSUs being earned based on financial and operational performance and the Part B RSUs being earned based on our stock price appreciation. In Fiscal 2017, 61% of Mr. Caruso's RSU target compensation was delivered in the form of Part B RSUs and 39% through Part A RSUs. For our other named executive officers,

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21-50% of their RSU target compensation was delivered in the form of Part B RSUs, with the balance taking the form of Part A RSUs.

Part A RSUs.    Under our Part A RSU program, our executives are eligible to earn quarterly awards of RSUs. Each participant in the Part A program has a target annual award value. 25% of the target annual award value is allocated to each fiscal quarter. Participants are eligible to earn Part A RSUs each quarter up to 300% of their quarterly target award. The actual value of Part A RSUs earned for any fiscal quarter is determined in the sole discretion of the Compensation Committee, taking into account the Company's Equity IRR for the quarter and other Company, group and individual performance factors. The table below provides the Fiscal 2017 quarterly and full year target award values for each of our named executive officers under our Part A RSUs program.

	Part A Quarterly Target Compensation Summary ($000s)

Name	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Full-Year Target
Dan Caruso	$1,599	$1,531	$1,686	$1,247	$6,064
Ken desGarennes	$283	$231	$349	$817	$1,679
Andrew Crouch	na	na	na	$1,308	$1,308
Jack Waters	na	$391	$391	$391	$1,172
Chris Morley	$364	$312	—	na	$676

The number of Part A RSUs granted is calculated at the end of each quarter based on the percentage of target achieved multiplied by the target grant value divided by the average closing price of the Company's common stock over the last ten trading days of the quarter. Part A RSUs vest six months after the beginning of the measurement period, contingent upon continued employment at the time of vesting, and at that time convert into an equal number of shares of Company common stock. We believe our practice of making quarterly grants that vest six quarters after the beginning of the measurement period, versus other plans that make larger annual grants that vest over a longer period of time (e.g., three years), is comparable in terms of the time it takes to vest a full year's worth of granted equity (as illustrated below) and more effectively aligns determination of payout with actual company performance.

Part A Granting and Vesting Illustration

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COMPENSATION DISCUSSION AND ANALYSIS

The table below details the Equity IRR performance ranges used to determine quarterly grants during Fiscal 2017. For the quarter ending June 30, 2017, we increased the payouts for performance in the 20-40% range in order to provide greater incentive for employees and management, primarily those employees who do not receive Part B RSUs, to achieve our Equity IRR targets and create shareholder value. At the same time, we reduced the Part B RSU maximum payouts, as noted below.

Part A Payout % at Top End of Range by Quarter Immediately Preceding the Grant Date

Equity IRR Performance Threshold	September 30, 2016	December 30, 2016	March 31, 2017	June 30, 2017
Less than 6%	25%	25%	25%	25%
Between 6% - 10%	25% - 50%	25% - 50%	25% - 50%	25% - 50%
Between 10% - 20%	50% - 100%	50% - 100%	50% - 100%	50% - 100%
Between 20% - 30%	100% - 150%	100% - 150%	100% - 150%	100% - 200%
Between 30% - 40%	150% - 200%	150% - 200%	150% - 200%	200% - 300%

The table below details the Part A RSUs granted to our named executive officers during Fiscal 2017. The company-wide Part A payouts, driven largely by our Equity IRR calculations, were 70%, 50%, 65% and 50% for the first quarter, second quarter, third quarter and fourth quarter, respectively. The first quarter Part A RSU payout for Mr. Caruso aligned with the Company's Equity IRR for the quarter. Mr. desGarennes' and Mr. Morley's Part A RSU payouts were slightly above company payout levels given their lower ICC payouts and to reward them for strong leadership through that quarter's organizational restructuring. The second quarter Part A RSU payouts were 25% for all named executive officers in light of modest Equity IRR performance for the quarter, weak leading indicators and to make RSUs available to reward key employees and top sales contributors during the quarter. The third and fourth quarter Part A RSU payouts for Mr. Caruso were 0% given our Equity IRR for such quarters relative to our expectations and to make RSUs available to reward key employees and top sales contributors during the quarter. Per his sign-on arrangement, Mr. Crouch received 100% of the target value of his fourth quarter Part A RSU grant.

	Part A Payouts for Compensation Earned by Quarter in Fiscal 2017

	1st Quarter		2nd Quarter		3rd Quarter		4th Quarter

Executive	Shrs Granted	% of Target	Shrs Granted	% of Target	Shrs Granted	% of Target	Shrs Granted	% of Target
Dan Caruso	37,586	70%	11,527	25%	0	0%	0	0%
Ken desGarennes	7,590	80%	1,741	25%	3,504	33%	0	0%
Andrew Crouch	n/a	n/a	n/a	n/a	n/a	n/a	41,511	100%
Jack Waters	n/a	n/a	n/a	n/a	7,663	65%	12,402	30%
Chris Morley	12,264	100%	2,353	25%	0	0%	n/a	n/a
Company Payout		70%		50%		65%		50%

Note: Reflects RSU grants earned based on target compensation. Excludes sign-on RSUs for Mr. Crouch and Mr. Waters.

Part B RSUs.    Under our Part B RSU program, our named executive officers are awarded grants of Part B RSUs on a quarterly basis. The number of Part B RSUs granted at the beginning of the measurement period is based upon the applicable NEO's target value divided by the average closing price of the Company's common stock over the last ten trading days of the quarter preceding the measurement period, increased by 20%, which represents our target stock price appreciation over the associated performance period. We believe our 20% stock price appreciation objective represents a challenging performance objective, which significantly exceeds historical market returns. The number of shares that vest in relation to the Part B RSUs is based on our stock price appreciation over the 12 month measurement period following the grant. In Fiscal 2017, all shares vesting in relation to Part B RSUs were required to be held by the recipients for 12 months following the vesting dates.

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COMPENSATION DISCUSSION AND ANALYSIS

Part B Grant and Earning Illustration

The table below details our named executive officers' quarterly Part B RSU target awards during Fiscal 2017. The target Part B RSU awards were calculated based on an average closing price of our common stock for the last ten trading days of each quarter, increased by 20%. For the quarters ended June 30, 2016, September 30, 2016, December 31, 2016 and March 31, 2017, the average closing price was $27.29, $29.78, $33.20 and $33.13, respectively.

	Summary of Part B RSUs Earned and Granted during Fiscal 2017

	1st Quarter		2nd Quarter		3rd Quarter		4th Quarter

Name	Quarterly Target $000s	# of RSUs	Quarterly Target $000s	# of RSUs	Quarterly Target $000s	# of RSUs	Quarterly Target $000s	# of RSUs
Dan Caruso	$2,330	71,160	$2,398	67,113	$2,242	56,286	$2,681	67,439
Ken desGarennes	$1,760	53,752	$1,811	50,695	$1,694	42,517	$1,226	30,822
Andrew Crouch	n/a	n/a	n/a	n/a	n/a	n/a	$1,089	32,884
Jack Waters	n/a	n/a	n/a	n/a	$391	9,805	$391	9,824
Chris Morley	$1,760	53,752	$1,811	50,695	$1,694	42,517	n/a	n/a

Part B RSUs are earned based on our stock price performance over the one year performance period following the initial award. Our stock price performance is determined using our average closing stock price over the last ten trading days of the quarter immediately prior to the grant and the average closing price over the last ten trading days of the measurement period. The actual number of Part B RSUs earned under each quarterly grant during Fiscal 2017 will be based on the table below. No Part B RSUs will be earned if our stock price increases less than 6% during the associated performance period. For quarter ending June 30, 2017, we reduced the number of executives participating in our Part B share program to limit it to our key executives who are driving the strategy and execution at the corporate level, across all of our business segments. As part of this change, we also increased the proportion of Part Bs, as a percentage of those executives' compensation target, to base more of their compensation directly upon shareholder returns. Lastly, the payout schedule was further adjusted

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to raise the bar for minimum return required to receive any payouts from 6% to 10%, while lowering the maximum level of payouts from 600% to 420%.

	Payout % at Top End of Range by Quarter Immediately Preceding the Grant Date

Stock Price Performance	September 30, 2016	December 30, 2016	March 31, 2017	June 30, 2016
Less than 6%	0%	0%	0%	0%
Between 6% - 10%	0% - 33%	0% - 33%	0% - 33%	0%
Between 10% - 20%	33% - 100%	33% - 100%	33% - 100%	0% - 100%
Between 20% - 30%	100% - 450%	100% - 450%	100% - 450%	100% - 200%
Between 30% - 40%	450% - 600%	450% - 600%	450% - 600%	200% - 420%

The value of the shares earned under the Part B RSU program is capped such that in the event that stock price performance exceeds 40%, the number of shares earned by our named executive officers are adjusted downward so that the value of the earned shares does not exceed the value of the shares that would be earned assuming we achieve 40% stock price appreciation.

The table below details the actual number of Part B RSUs granted during Fiscal 2016 that were earned during 2017. Our stock price appreciation over the one year period associated with the four quarterly awards was 8%, 12%, 26% and 37%. The summary below reflects the shares vested based on the payout schedule associated with the stock price appreciation. The Part B program delivers meaningful incentives when we create significant value for our shareholders. When our price appreciation is less than 10%, which is above the long-term return of the public markets, our executives earn no payout under the program.

	Part B Payouts for Compensation Earned by Quarter in Fiscal 2016

	1st Quarter			2nd Quarter			3rd Quarter			4th Quarter			Full Year

Executive	Shares Granted	Shares Vested	Pay %	Shares Granted	Shares Vested	Pay %	Shares Granted	Shares Vested	Pay %	Shares Granted	Shares Vested	Pay %	Shares Granted	Shares Vested	Pay %
Dan Caruso	65,476	0	0%	68,038	13,488	20%	71,756	159,208	222%	79,916	365,671	458%	285,186	538,368	189%
Ken desGarennes	51,835	0	0%	53,864	10,678	20%	56,239	124,780	222%	61,409	280,988	458%	223,347	416,447	186%
Chris Morley	51,835	0	0%	53,864	10,678	20%	56,239	124,780	222%	61,409	280,988	458%	223,347	416,447	186%

Sign-On RSUs.    In Fiscal 2017, Messrs Crouch and Waters received 47,622 shares and 64,497 shares, respectively, of the Company's common stock upon the vesting of special one-time sign-on awards of RSUs that were awarded when they joined the Company pursuant to the terms of their employment agreements. Per such agreements, the RSUs were granted and vested the same day in order to reflect the dollar amounts noted in their agreements. See "— Employment Agreements" below for more detail about the timing and amounts of such awards.

Benefits

We offer our executives the same health and welfare benefit and disability plans that we offer to all of our employees. These benefits are consistent with industry norms and, combined with the other elements of executive compensation, are necessary to be competitive with peers in attracting and retaining talent.

Change of Control and Accelerated Vesting

Under the respective employment agreements for Messrs. Crouch and Waters, each of their one-time sign-on awards of RSUs vest in full within 60 days of a change of control of the Company (as defined in such employment agreements). Under our 2014 Stock Incentive Plan, as amended, if a "change of control" of the Company occurs as defined in such 2014 Stock Incentive Plan, the Compensation Committee must provide for the treatment of any unvested RSU awards pursuant to one or a combination of the following methods: (a) cancellation and cash settlement of all such awards; (b) accelerated vesting of all such awards, based on the greater of performance through a date determined by the Compensation Committee or target performance, if

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applicable; and (c) assumption or continuation of all such awards by the successor company, provided that the vesting of such awards will be accelerated if the grantee is terminated without cause within 18 months after such change in control.

Employment Agreements

Dan Caruso, was party to an employment agreement effective February 15, 2014 for a term that expired on July 2, 2017. Mr. Caruso is not currently party to an employment agreement with the Company. The previous employment agreement could be terminated by Mr. Caruso, Communications Infrastructure Investments, LLC ("CII") or the Company for any or no reason at any time subject to certain conditions. If Mr. Caruso resigned for Good Reason or was terminated without Cause (as such terms are defined in the employment agreement), or upon his death, he was entitled to receive his base salary through the termination date and any accrued benefits, and all of his unvested common units were immediately deemed fully vested as of the termination date. Mr. Caruso was restricted from participating in a competing business and soliciting our current customers or hiring our existing employees or contractors through July 2, 2017, except that these restrictions did not apply to Mr. Caruso in the event of a Company sale, his termination without Cause or his voluntary resignation with Good Reason or in certain other circumstances set forth in the employment agreement. The employment agreement also confirmed that Mr. Caruso's previously issued equity compensation awards of common units and preferred units in CII fully vested as of February 15, 2014, except with respect to certain unvested common units that vested as provided in Schedule A to the employment agreement. In accordance with Schedule A of the agreement, Mr. Caruso's unvested common units were to vest one-third on the first anniversary of the grant date and thereafter one-thirty sixth of the total number of units in the grant vested each month until fully vested on the third anniversary of the grant date. We had the right to repurchase vested units held by Mr. Caruso at fair market value upon a breach by Mr. Caruso of any term of his employment agreement or certain other agreements with us.

We entered into an employment agreement with Andrew Crouch, dated March 31, 2017. Pursuant to such employment agreement, Mr. Crouch receives an annual base salary of $240,000, target annual ICC of $300,000 (quarterly targets of $75,000 each), and target annual equity compensation (in the form of RSUs) of $10,460,000 (quarterly targets of $2,615,000 each). In addition, Mr. Crouch was granted, upon his appointment, a one-time sign-on award of RSUs with an aggregate value of $7,500,000, vesting in five equal installments on each of June 30, 2017, September 30, 2017, December 31, 2017, March 31, 2018 and April 30, 2018 (with the number of shares delivered on each vesting date calculated to be based on the closing market price of our common stock for the prior 10 trading days). The sign-on award vests in full within 60 days of a change of control of the Company (as defined in the employment agreement), and continues to vest in accordance with its terms in the event that Mr. Crouch is terminated other than for "cause" or resigns for "good reason" (each as defined in the Employment Agreement). Subject to Mr. Crouch being actively employed with the Company and not having provided notice of voluntary termination as of the payment date, he will receive quarterly ICC payments of not less than 100% of his target amount for the first three quarters of his employment (with the initial quarterly ICC payment to be paid by May 31, 2017 (for the quarter ending March 31, 2017), and the next two quarterly payments by September 30, 2017 (for the quarter ending June 30, 2017) and November 30, 2017 (for the quarter ending September 30, 2017)), and quarterly ICC payments of not less than 50% of his target amount for the following two quarters (namely, the quarter ending on December 31, 2017 and the quarter ending on March 31, 2018). Pursuant to the employment agreement, Mr. Crouch received an award of "Part A" RSUs of not less than 100% of his target amount thereof in August 2017 for the full quarter ended June 30, 2017, with such award to vest October 1, 2018, and is to receive an award of "Part B" RSUs of not less than 100% of his target amount thereof each quarter (with the actual amount at vesting to be based on Company performance in accordance with the terms of the Company's stock incentive plan as modified from time to time), with the first such "Part B" award made on July 1, 2017 and vesting July 1, 2018. The Company also agreed to reimburse Mr. Crouch for up to $150,000 in documented relocation expenses in connection with his relocation to the U.S.

We entered into an employment agreement with Jack Waters, dated July 27, 2016. Pursuant to such employment agreement, Mr. Waters receives an annual base salary of $325,000, target annual ICC of $200,000 (quarterly targets of $50,000 each), and target annual equity compensation (in the form of RSUs) of $3,125,000. In addition, Mr. Waters was granted, upon his appointment, a one-time sign-on award of RSUs with an aggregate

47	2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

value of $3,500,000, vesting in five equal installments on each of December 31, 2016, March 31, 2017, June 30, 2017, September 30, 2017 and December 31, 2017 (with the number of shares delivered on each vesting date calculated to be based on the closing market price of our common stock for the prior 10 trading days). The sign-on award vests in full within 60 days of a change of control of the Company (as defined in the employment agreement), and continues to vest in accordance with its terms in the event that Mr. Waters is terminated other than for "cause" or resigns for "good reason" (each as defined in the Employment Agreement). If Mr. Waters was terminated without cause prior to December 31, 2017, he would have received a one-time lump sum cash payment from the Company equal to either $600,000, if the date of termination was March 31, 2017, or $300,000, if the date of termination is on or after March 31, 2017 and on or prior to December 31, 2017.

We do not maintain any employment agreements with any of our other named executive officers.

Stock Ownership Guidelines

Our Board believes that Company directors and executive officers should have a meaningful ownership stake in the Company to align the financial interests of executives, directors and stockholders, to foster a long-term management orientation and to promote sound corporate governance. Therefore, the Board has adopted stock ownership guidelines that apply to our non-employee directors and our executive officers. Under these guidelines, our executive officers are required to own shares of our common stock equal in value to multiples of their base salaries as follows: Chief Executive Officer — 8x; Chief Financial Officer — 5x; other executive officers — 3x. Our non-employee directors are required to own shares of our common stock equal in value to five times the annual retainer for Board service (assuming each director elected to receive the annual retainer in cash, after taxes and excluding Committee fees or fees for service as Lead Director). Non-employee directors who do not receive compensation for their service on our Board are exempt from our stock ownership guidelines.

Executive officers and non-employee directors (collectively, "Participants") must meet their applicable stock ownership targets within five years of becoming subject to the guidelines. Until a Participant achieves the required level of ownership, he or she is required to retain at least 50% of the net shares received as a result of the vesting of equity grants. Net shares are those that remain after shares are netted to pay any applicable tax withholdings. Furthermore, after reaching the applicable stock ownership target, our executive officers are required to retain at least 50% of the net shares received as a result of the vesting of equity grants for a period of one year from the date of vesting. Shares of common stock owned outright or underlying time-vesting equity grants are counted for purposes of these guidelines.

Compliance with stock ownership guidelines is monitored by the Nominating & Governance Committee, which is required to make an annual report regarding compliance to the full Board.

All of the Company's directors and executive officers are in compliance with our stock ownership guidelines as of the date hereof.

Pledging and Hedging of Company Securities

Pursuant to a revised insider trading policy adopted by our Board in August 2016, our directors, officers and all other employees are prohibited from pledging Company stock in order to secure personal loans or other obligations, including holding Company stock in a margin account. Individuals who have Company stock pledged as of the date of the revised policy were allowed until December 31, 2016 to remove the pledged status of the stock. Also pursuant to such revised policy, our directors, officers and all other employees are prohibited from engaging in short sales involving Company securities; "derivative" transactions, including exchange-traded put or call options; purchasing financial instruments intended to offset decreases in the market value of Company securities (such as prepaid variable forward contracts, equity swaps, collars and exchange funds); or entering into any other transactions with respect to Company securities with comparable economic consequences in short sales or other derivative or hedging transactions with respect to Company securities, with no exceptions pre-approved or pre-cleared transaction.

48	2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Risk Considerations in Compensation Programs

In Fiscal 2017, we conducted an assessment of our compensation policies and practices for our executives and employees and concluded that these policies and practices are not reasonably likely to have a material adverse effect on our Company.

49	2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Summary Compensation Table

The following summary compensation table sets forth information concerning the annual and long-term compensation of our named executive officers in Fiscal 2017, Fiscal 2016 and Fiscal 2015.

Name and Principal Position	Fiscal Year	Salary($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Dan Caruso	2017	$17,500	$15,137,857	—	$328	$15,155,685
Chief Executive Officer	2016	$17,500	$11,844,408	—	$—	$11,861,908
	2015	$176,875	$17,568,622	—	$—	$17,745,497
Ken desGarennes	2017	$240,000	$9,048,400	$60,000	$5,400	$9,353,800
Chief Financial Officer	2016	$240,000	$6,823,981	$172,500	$5,300	$7,241,781
	2015	$240,000	$9,354,628	$197,685	$—	$9,792,313
Andrew Crouch	2017	$42,000	$2,343,603	$150,000	—	$2,535,603
President & Chief Operating Officer	2016	—	—	—	—	$—
	2015	—	—	—	—	$—
Jack Waters	2017	$285,606	$2,860,129	$50,000	$4,879	$3,200,615
Chief Technology Officer &	2016	—	—	—	—	—
President of Network Solutions	2015	—	—	—	—	—
Chris Morley	2017	$185,000	$8,387,181	$17,981	$5,400	$8,595,562
President & co-Chief Operating Officer	2016	$220,000	$6,990,169	$48,125	$5,300	$7,263,594
	2015	$220,000	$9,436,399	$75,625	$—	$9,732,024

(1)
Stock awards reported include both the grant date value of the Part A RSU awards and Part B RSU awards, in each case calculated in accordance with FASB ASC Topic 718. For the Part B RSU awards, the values reported in the table are based on the target award based on fair value on the grant date. The grant date fair values of the Part B RSU awards, assuming maximum performance, are: Mr. Caruso—$39,899,676, Mr. desGarennes—$27,693,781, Mr. Waters-$2,782,505, Mr. Crouch-$3,996,590 and Mr. Morley—$23,947,799.

(2)
Comprises compensation earned in the respective year under our quarterly non-equity incentive plan, which we describe under "Elements of Executive Compensation — Incentive Cash Compensation (ICC)."

(3)
Includes current and prior FY year 401(k) contributions not previously reported.

50	2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Grants of Plan Based Awards in Fiscal 2017

The following table provides information about grants of plan-based awards to our named executive officers in Fiscal 2017 and non-equity incentive plan award information for Fiscal 2017:

	Grant	Estimated possible payouts under non-equity incentive plan awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(2)(3)			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock Awards

Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	(#)(4)	($)
Dan Caruso
Part A	8/31/16	—	—	—	—	—	—	59,111	1,714,810
Part A	11/29/16	—	—	—	—	—	—	37,856	1,313,982
Part A	2/28/17	—	—	—	—	—	—	11,527	363,331
Part A	5/22/17	—	—	—	—	—	—	0	0
Part B	8/31/16	—	—	—	6,404	71,160	365,762	—	3,344,520
Part B	11/29/16	—	—	—	6,040	67,113	344,961	—	5,071,058
Part B	2/28/17	—	—	—	5,066	56,286	289,310	—	1,541,674
Part B	5/4/17	—	—	—	7,418	67,439	242,780	—	1,788,482
Ken desGarennes
Part A	8/31/16	—	—	—	—	—	—	9,637	279,569
Part A	11/29/16	—	—	—	—	—	—	7,590	263,449
Part A	2/28/17	—	—	—	—	—	—	1,741	54,876
Part A	5/22/17	—	—	—	—	—	—	3,504	111,708
Part B	8/31/16	—	—	—	4,838	53,752	276,285	—	2,526,344
Part B	11/29/16	—	—	—	4,563	50,695	260,572	—	3,830,514
Part B	2/28/17	—	—	—	3,827	42,517	218,537	—	1,164,541
Part B	5/4/17	—	—	—	3,390	30,822	110,959	—	817,399
Cash Incentive			300,000	600,000
Andrew Crouch
Sign-on RSU	6/30/17	—	—	—	—	—	—	47,622	1,471,520
Part B	5/4/17	—	—	—	3,617	32,884	118,382	—	872,084
Cash Incentive			150,000	300,000
Jack Waters
Part A	5/22/17	—	—	—	—	—	—	7,663	244,296
Sign-on RSU	12/29/16							20,996	700,007
Sign-on RSU	3/31/17							21,277	700,013
Sign-on RSU	6/30/17							22,224	686,722
Part B	2/28/17	—	—	—	882	9,805	50,398	—	268,559
Part B	5/4/17	—	—	—	1,081	9,824	35,366	—	260,532
Cash Incentive			150,000	300,000
Chris Morley
Part A	8/31/16	—	—	—	—	—	—	12,614	365,932
Part A	11/29/16	—	—	—	—	—	—	12,264	425,683
Part A	2/28/17	—	—	—	—	—	—	2,353	74,167
Part B	8/31/16	—	—	—	4,838	53,752	276,285		2,526,344
Part B	11/29/16	—	—	—	4,563	50,695	260,572		3,830,514
Part B	2/28/17	—	—	—	3,827	42,517	218,537		1,164,541
Part B		—	—	—	—	—	—	—	—
Cash Incentive			110,000	220,000
(1)
These figures represent the threshold, target and maximum annual cash payout opportunity for each executive under our non-equity incentive compensation plan during Fiscal 2017 (See "Elements of Executive Compensation — Incentive Cash Compensation (ICC)" for additional information regarding this plan and the actual payouts for Fiscal 2017).

(2)
These figures represent the threshold, target and maximum number of shares eligible to vest under Part B RSU Awards granted in Fiscal 2017 (See "Elements of Executive Compensation — Performance RSUs — Part B RSUs" for additional information regarding the Part B RSU awards).

(3)
The awards shown in this column vest, if at all, based upon (i) Company stock price performance over a performance period of one year with the starting price being the average closing price over the last ten trading days of the quarter immediately prior to the grant and the ending price being the average closing price over the last ten trading days of the measurement period and (ii) continued employment through one year after the last day of the quarter preceding the grant date of the Part B RSU.

(4)
These figures represent Part A RSUs. The awards shown in this column vest based upon continued employment through one year after the last day of the quarter in which the Part A RSU grant is made and at that time will be exchanged for an equal number of shares in the Company's common stock.

51	2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Outstanding Equity Awards at 2017 Fiscal Year End

The table below lists the number and value of shares of Zayo common stock distributed in respect of Zayo RSU awards that have not vested at the end of Fiscal 2017:

	Grant Date	Number of Shares or Units of Stock that have not Vested (#)(1)	Market Value of Shares or Units of Stock that have not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights that have not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)(4)
Dan Caruso
Part A RSU's	8/31/16	59,111	$1,826,530
	11/29/16	37,586	$1,161,407
	2/28/17	11,527	$356,184
	5/22/17	0	$0
Part B RSU's	11/29/16			67,113	$2,073,792
	2/28/17			56,286	$1,739,237
	5/4/17			67,439	$2,083,865
Ken desGarennes
Part A RSU's	8/31/16	9,637	$297,783
	11/29/16	7,590	$234,531
	2/28/17	1,741	$53,797
	5/22/17	3,504	$108,274
Part B RSU's	11/29/16			50,695	$1,566,476
	2/28/17			42,517	$1,313,775
	5/4/17			30,822	$952,400
Andrew Crouch
Part B RSU's	5/4/17			32,884	$1,016,116
Jack Waters
Part A RUS's	5/22/17	7,663	$236,787
Part B RSU's	2/28/17			9,805	$302,975
	5/4/17			9,824	$303,562
(1)
Part A RSUs vest based upon continued employment through one year after the last day of the quarter in which the Part A RSU grant is made and at that time will be exchanged for an equal number of shares in the Company's common stock.

(2)
Market value is based on the closing stock price at the end of Fiscal 2017.

(3)
Part B RSUs vest, if at all, based upon (i) Company stock price performance over a performance period of four fiscal quarters with the starting price being the average closing price over the last ten trading days of the quarter immediately prior to the grant and the ending price being the average closing price over the last ten trading days of the measurement period and (ii) continued employment through one year after the last day of the quarter preceding the grant date of the Part B RSU.

(4)
Market value is based on the closing stock price at the end of Fiscal 2017, assuming payout at target in respect of the 11/29/16, 2/28/17 and 5/4/17 grants.

52	2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Option Exercises and Stock Vested in 2017

The table below sets forth the numbers of shares of common stock that vested in Fiscal 2017 in respect of CII units and Zayo RSU awards:

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Dan Caruso
Zayo Shares in respect of CII units	974,433	$29,647,687
Part A RSUs	162,733	$5,166,886
Part B RSUs	589,721	$19,249,716
Ken desGarennes
Zayo Shares in respect of CII units	411,793	$12,498,933
Part A RSUs	32,872	$1,039,740
Part B RSUs	455,238	$14,860,692
Andrew Crouch
Zayo Shares in respect of CII units	—	—
Part A RSUs	47,622	$1,471,520
Part B RSUs	—	—
Jack Waters
Zayo Shares in respect of CII units	—	—
Part A RSUs	64,497	$2,076,663
Part B RSUs	—	—
Chris Morley
Zayo Shares in respect of CII units	97,675	$2,976,677
Part A RSUs	34,524	$1,100,030
Part B RSUs	416,446	$13,662,019
(1)
Value is based on the closing stock price at each vesting date.

Pension Benefits for Fiscal 2017

We do not maintain a defined benefit pension plan for executives, and there were no pension benefits earned by our executives in Fiscal 2017.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

We do not have any nonqualified defined contribution or other nonqualified deferred compensation plans covering our executives.

Potential Payments upon Termination or Change-in-Control

See "— Change of Control and Accelerated Vesting" and "— Employment Agreements" above for information regarding vesting of RSUs upon a change of control of the Company, resignation for good cause or termination without cause. The following table sets forth information about the market value of Company RSUs held by each

53	2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

of the named executive officers that would have accelerated upon a change in control, resignation for good cause or termination without cause on the last day of Fiscal Year 2017:

Name	Market Value of Unvested RSUs as of June 30, 2017 that would vest upon Change in Control ($)(1)	Market Value of Zayo Shares Distributed in respect of Unvested RSUs as of June 30, 2017 that would vest upon resignation for good reason, termination without cause or death(2)	Cash severance payable upon termination without cause as of June 30, 2017
Dan Caruso	$9,241,016	—	—
Ken desGarennes	$4,527,035	—	—
Andrew Crouch	$1,016,116	$6,000,000	—
Jack Waters	$843,323	$1,400,000	$300,000
(1)
With respect to a change of control of the Company, the table above assumes that equity has not been assumed or continued by an acquiring or surviving company, or vesting accelerated upon the occurrence of a qualified termination following the change of control.

(2)
Reflects market value of Mr. Waters' and Mr. Crouch's' sign-on RSU's.

See footnote 4 to "— Outstanding Equity Awards at 2017 Fiscal Year End" for information regarding the performance levels used to determine the market value of accelerated Part B RSUs.

Director Compensation

At the end of Fiscal 2017, our Board was comprised of our Chief Executive Officer, one representative from one of our private equity investors, and seven independent, non-employee directors. Neither our employee director nor the director representative of our private equity investor received any compensation for their services on either the Board or committees of the Board during Fiscal 2017. The following table details the compensation paid to our outside, non-employee directors that served on the Board during Fiscal 2017 and received compensation for their services.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Non-equity Incentive Plan Compensation ($)	All other Compensation ($)	Total ($)
Don Gips	—	318,000	—	—	318,000
Nina Richardson	66,000	198,000	—	—	264,000
Rick Connor	—	336,000	—	—	336,000
Linda Rottenberg	—	312,000	—	—	312,000
Steve Kaplan	13,750	41,250	—	—	55,000
Cathy Morris	—	206,902	—	—	206,902
Emily White	—	60,000	—	—	60,000
(1)
Equity grants are in the form of RSUs with valuation based on the average closing price of our common stock over the last ten trading days of the quarter ended immediately prior to the grant date and vest at the end of each quarter for which the grant was made.

We compensate our non-employee directors, other than Mr. Canfield, as follows:

  •
  an annual fee valued between $200,000 and $240,000, depending on the mix of cash and equity that such director elects to receive as compensation, paid quarterly;

  •
  an annual fee of $40,000 for Audit Committee members, with the chair receiving $80,000; $30,000 for Compensation Committee members, with the chair receiving $60,000; and $20,000 for each of Nominating and Governance Committee and Strategy Committee, with the chair of each receiving $40,000; and an annual fee of $25,000 to the Lead Director.

54	2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The amounts set forth above assume that our directors are paid 50% in cash and 50% in equity in the form of RSUs granted quarterly and vesting at the end of the grant quarter. For those directors who elect to receive 75% of their compensation in the form of equity, their total compensation increases by 10%, and for those who elect to receive 100% equity, their total compensation increases by 20%.

We reimburse our non-employee directors for travel, lodging and other reasonable out-of-pocket expenses in connection with attendance at Board and Committee meetings as well as director education and other engagement events in accordance with our Director Education and Engagement Policy. We also provide liability insurance for our directors and officers.

Compensation Committee Interlocks and Insider Participation

In Fiscal 2017, until May 2, 2017, the members of our Compensation Committee were Mr. Gips, Ms. Morris and Ms. Rottenberg, and on and after May 2, 2017, the members were Mr. Gips, Mr. Kaplan and Ms. Morris. None of these individuals is an officer or employee, or former officer or employee, of us or any of our subsidiaries. Furthermore, none of our executive officers currently serves or in the past year has served as a member of the Board or Compensation Committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

55	2017 Proxy Statement

Equity Compensation Plan Information

The following table presents information as of June 30, 2017 with respect to compensation plans under which shares of our common stock may be issued.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (#)(1)(3)	Weighted-average exercise price of outstanding options, warrants and rights ($)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column of this table (#)(3)
Equity compensation plans approved by security holders	5,179,497	—	9,378,175
Equity compensation plans not approved by security holders	—	—	—
Total	5,179,497	—	9,378,175

(1)
Includes our 2014 Stock Incentive Plan, as amended, (2014 Plan) and assumes maximum performance is achieved on all outstanding RSUs as of June 30, 2017.

(2)
To date, only RSUs have been issued under our 2014 Plan and such RSUs have no exercise price.

(3)
The number of shares available for future issuance under our 2014 Plan is based on a formula. Our 2014 Plan provides that, subject to adjustment for certain dilutive or related events, the aggregate maximum number of shares of our common stock that may be issued pursuant to stock awards under the 2014 Plan will initially be 14,000,000 shares of common stock. Commencing with the first business day of each fiscal year following Fiscal 2014 and until the expiration of the 2014 Plan, the number of shares of our common stock available for issuance under the 2014 Plan will be increased by a number such that the total amount available for issuance will be equal to six percent of the number of shares of our common stock outstanding on the last day of the immediately preceding fiscal year of the Company, calculated on a fully diluted basis. The number of shares of common stock available for issuance under the 2014 Plan was increased by 3,799,021 shares during Fiscal 2017 to equal 14,557,672, representing six percent of the number of shares of our common stock outstanding on the last day of the immediately preceding fiscal year.

56	2017 Proxy Statement

Compensation Committee Report

The Compensation Committee reviewed the Compensation Discussion and Analysis and discussed its contents with Company management. Based on such review and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee
Don Gips, Chairman
Steve Kaplan
Cathy Morris

57	2017 Proxy Statement

Audit Committee Report

The Audit Committee oversees the Company's financing reporting process on behalf of the Board. The Company's management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting.

The Committee is governed by a charter. A copy of the charter can be accessed by clicking on "Corporate Governance" in the Investors section of our website, www.zayo.com. The charter was last amended effective February 7, 2017. The Committee held 5 meetings during fiscal year 2017. The Committee is comprised solely of independent directors as defined by the NYSE listing standards and Rule 10A-3 of the Securities Exchange Act of 1934.

The meetings of the Committee are designed to facilitate and encourage communication among the Audit Committee, the Company, the Company's internal audit function and the Company's independent auditor. For the fiscal year ended June 30, 2017, the Audit Committee discussed with the Company's internal auditors and independent auditor the overall scope and plans for their respective audits. The Committee meets with the internal auditors and the independent auditor, with and without management present, to discuss the results of their examinations; their evaluations of the Company's internal control over financial reporting; and the overall quality of the Company's financial reporting.

The Audit Committee is responsible for the appointment, compensation and oversight of the Company's independent auditor. The Audit Committee is also involved in the selection of independent auditor's lead audit partner. The Audit Committee recognizes the importance of maintaining the independence of the Company's independent auditor, both in fact and appearance. Each year, the Committee evaluates the qualifications, performance and independence of the Company's independent auditor and determines whether to re-engage the current independent auditor. In doing so, the Audit Committee considers the quality and efficiency of the services provided by the auditors, the auditors' (global) capabilities and the auditors' technical expertise and knowledge of the Company's operations and industry. Based on this evaluation, the Audit Committee retained KPMG LLP as the Company's independent auditor for the fiscal year ended June 30, 2017. KPMG LLP has been the independent auditor for the Company since its appointment as such for the fiscal year ended June 30, 2012. The members of the Audit Committee believe that, due to KPMG LLP's knowledge of the Company and of the industries in which the Company operates, it is in the best interests of the Company and its shareholders to continue retention of KPMG LLP to serve as the Company's independent auditor for the fiscal year ending June 30, 2018. Although the Audit Committee has the sole authority to appoint the independent auditors, the Audit Committee will continue to recommend that the Board ask the shareholders, at the annual meeting of shareholders, to ratify the appointment of the independent auditors.

The Audit Committee reviewed with management the consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended June 30, 2017, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in such financial statements Furthermore, the Audit Committee reviewed and discussed with the Company's management and KPMG LLP the evaluation of the Company's design and functioning of its internal controls over financial reporting. The Audit Committee reviewed with KPMG LLP, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, as well as expressing an opinion on the effectiveness of internal control over financial reporting, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with KPMG LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board. The Audit Committee has received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP's communications with the Audit Committee concerning independence, and has discussed with KPMG LLP their independence. The Audit Committee also considered the compatibility of non-audit services with KPMG LLP's independence.

58	2017 Proxy Statement

AUDIT COMMITTEE REPORT

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended June 30, 2017 for filing with the SEC.

The Audit Committee
Rick Connor, Chairman
Steve Kaplan
Cathy Morris

59	2017 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding beneficial ownership of the Company's Common Stock as of September 8, 2017, unless otherwise indicated, by (i) each person known to the Company to be the beneficial owner of more than five percent of our common stock at the time of filing this proxy statement, (ii) each director, (iii) each of the named executive officers and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated in the table or footnotes below, the address for each beneficial owner is c/o Zayo Group Holdings, Inc., 1805 29th Street, Suite 2050, Boulder, CO 80301.

We have based our calculation of the percentage of beneficial ownership on 246,487,674 shares of our common stock outstanding as of September 8, 2017. We have deemed shares of our common stock issuable pursuant to RSUs that are subject to vesting conditions expected to occur within 60 days of September 8, 2017, and where the number of shares that are vesting is determinable as of September 8, 2017, to be beneficially owned by the person holding the RSU and for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

The information provided in the table is based on our records, information filed with the SEC and information provided to us as of the date of filing this proxy statement, except where otherwise noted.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Our 5% stockholders
GTCR(2)(3)	37,123,334	15.1%
Capital World Investors(4)	17,269,233	7.0%
Dodge & Cox(5)	14,566,252	5.9%
SPO(6)(7)	12,668,641	5.1%
Our directors
Phil Canfield(8)	—	—
Dan Caruso(9)	10,485,874	4.3%
Rick Connor	145,944	*
Don Gips	47,562	*
Steve Kaplan	28,013	*
Cathy Morris	8,965	*
Nina Richardson	7,563	*
Linda Rottenberg	26,364	*
Emily White	3,906	*
Our named executive officers
Andrew Crouch	29,386	*
Ken desGarennes(10)	1,280,276	*
Jack Waters	41,586	*
Chris Morley(11)(12)	690,533	*
All directors and executive officers as a group(13)	12,795,972	5.2%

(*)
Less than one percent.

(1)
Beneficial ownership includes the following shares, which the executive officers and directors could acquire on or within 60 days after September 8, 2017: Mr. Caruso — 59,111; Mr. Connor — 2,667; Mr. desGarennes — 9,637; Mr. Gips — 2,857; Mr. Kaplan — 1,768; Ms. Morris — 2,572; Ms. Richardson — 1,441; Ms. Rottenberg — 2,286 and Ms. White — 2,095.

60	2017 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(2)
According to Form 4 filed on June 2, 2017. Represents beneficial ownership as of May 31, 2017.

(3)
Consists of (i) 18,402,462 shares held of record by GTCR Fund X/A LP (over all of which shares GTCR Fund X/A LP has shared power to vote or direct the vote and to dispose or direct the disposition); (ii) 5,267,289 shares held of record by GTCR Fund X/C LP (over all of which shares GTCR Fund X/C LP has shared power to vote or direct the vote and to dispose or direct the disposition); (iii) 162,513 shares held of record by GTCR Co-Invest X LP (over all of which shares GTCR Co-Invest X LP has shared power to vote or direct the vote and to dispose or direct the disposition); and (iv) 13,291,070 shares held of record by GTCR Investors (CII) LP (over all of which shares GTCR Investors (CII) LP has shared power to vote or direct the vote and to dispose or direct the disposition) (collectively, the "GTCR Shareholders"). GTCR Partners X/A&C LP is the general partner of each of GTCR Fund X/A LP, GTCR Fund X/C LP and GTCR Investors (CII) LP and has shared power to vote or direct the vote and to dispose or direct the disposition of 37,123,334 shares. GTCR Investment X LLC is the general partner of each of GTCR Co-Invest X LP and GTCR Partners X/A&C LP and has shared power to vote or direct the vote and to dispose or direct the disposition of 37,123,334 shares. GTCR Investment X LLC is managed by an eight-member board of managers (the "GTCR Board of Managers"). Each of the foregoing entities and the individual members of the GTCR Board of Managers disclaims beneficial ownership of the shares held of record by the GTCR Shareholders, except to the extent of their pecuniary interest therein. The business address of each of the Reporting Persons is 300 North LaSalle Street, Suite 5600, Chicago, IL 60654.

(4)
According to Schedule 13G filed on February 8, 2017. Represents beneficial ownership as of December 30, 2016. Capital World Investors is a division of Capital Research and Management Company (CRMC). The Reporting Person has sole power to vote or direct the vote and to dispose or direct the disposition of all of such shares. The business address of the Reporting Person is 333 South Hope Street, Los Angeles, CA 90071.

(5)
According to Amendment No. 1 to Schedule 13G filed on March 20, 2017. Represents beneficial ownership as of December 31, 2016. The Reporting Person has sole power to vote or direct the vote of 13,794,352 shares and sole power to dispose or direct the disposition of 14,566,252 shares. The business address of the Reporting Person is 555 California, Street 40th Floor, San Francisco, CA 94104.

(6)
According to Schedule 13G filed on February 27, 2017. Represents beneficial ownership as of February 17, 2017.

(7)
Consists of (i) 11,663,541 shares beneficially owned by SPO Partners II, L.P., whose power is exercised through its sole general partner, SPO Advisory Partners, L.P.; (ii) 11,663,541 shares beneficially owned by SPO Advisory Partners, L.P. solely in its capacity as the sole general partner of APO Partners II, L.P. and whose power is exercised through its sole general partner, SPO Advisory Corp.; (iii) 917,700 shares beneficially owned by San Francisco Partners, L.P., whose power is exercised through its sole general partner, SF Advisory Partners, L.P.; (iv) 919,700 shares beneficially owned by SF Advisory Partners, L.P. solely in its capacity as the sole general partner of San Francisco Partners, L.P. and whose power is exercised through its sole general partner, SPO Advisory Corp.; (v) 12,581,241 shares beneficially owned by SPO Advisory Corp. solely in its capacity as the sole general partner of SPO Advisory Partners, L.P. with respect to 11,663,541 of such shares, and solely in its capacity as the sole general partner of SF Advisory Partners, L.P. with respect to 917,700 of such shares and whose power is exercised through its two controlling persons, John H. Scully and ELi J. Weinberg; (vi) 12,688,641 shares beneficially owned by John H. Scully solely in his capacity as controlling person, director and executive officer of the Phoebe Snow Foundation Inc. and as one of two controlling persons of SPO Advisory Corp.; (vi) 12,581,241 shares beneficially owned by Eli J. Weinberg solely in his capacity as one of two controlling persons of SPO Advisory Corp.; and (vii) 107,400 shares beneficially owned by Phoebe Snow Foundation, Inc., whose power is exercised through its controlling person, director and executive officer, John H. Scully. SPO Partners II, L.P. has sole power to vote or direct the vote and to dispose or direct the disposition of 11,663,541 shares; SPO Advisory Partners, L.P. has sole power to vote or direct the vote and to dispose or direct the disposition of 11,663,541 shares; San Francisco Partners, L.P. has sole power to vote or direct the vote and to dispose or direct the disposition of 917,700 shares; SF Advisory Partners, L.P. has sole power to vote or direct the vote and to dispose or direct the disposition of 919,700 shares; SPO Advisory Corp. has sole power to vote or direct the vote and to dispose or direct the disposition of 12,581,241 shares; John H. Scully has sole power to vote or direct the vote and to dispose or direct the disposition of 107,400 shares and shared power to vote or direct the vote and to dispose or direct the disposition of 12,581,241 shares; Eli J. Weinberg has shared power to vote or direct the vote and to dispose or direct the disposition of 12,581,241 shares; and Phoebe Snow Foundation, Inc. has sole power to vote or direct the vote and to dispose or direct the disposition of 107,400 shares. The business address of each of the Reporting Persons is 591 Redwood Highway, Suite 3215, Mill Valley, California 94941.

(8)
Mr. Canfield is a Principal of GTCR LLC and a member of the GTCR Board of Managers, which has voting control and investment power over the shares held by the GTCR Shareholders. Mr. Canfield disclaims beneficial ownership of the shares held of record by the GTCR Shareholders.

(9)
Includes 510,952 shares held by Bear Equity, LLC; 1,130,957 shares held by Bear Investments, LLLP and 4,500,000 shares held by DPC Papa Bear Enterprises, LLC.

(10)
Includes 45 shares held by Tablerock Investments, LLC and 252,550 shares held by Tablerock Investments II, LLC. Mr. desGarennes disclaims beneficial ownership of the shares held of record by Tablerock Investments II, LLC in excess of his pecuniary interest therein.

(11)
Effective May 2, 2017, Mr. Morley ceased employment with the Company; his beneficial ownership of the Company's Common Stock is reported as of May 1, 2017.

(12)
Includes 156,696 shares held by Mango 2014 Grantor Retained Annuity Trust and 860 shares held by Mango Holdings, LLC.

(13)
Does not include shares beneficially owned by Matt Steinfort, who replaced Mr. desGarennes as the Company's Chief Financial Officer effective September 15, 2017. As of September 15, 2017, Mr. Steinfort beneficially owned no shares of the Company's Common Stock.

61	2017 Proxy Statement

Certain Relationships and Related Party Transactions

Our Policy Regarding Related Party Transactions

Our Board has adopted a written policy for approval or ratification of transactions between us and our directors and executive officers, beneficial owners of more than 5% of our common stock or the immediate family members of any of the foregoing where the amount involved exceeds or is expected to exceed $120,000 in a single fiscal year, we or any of our subsidiaries is a participant, and the related person has or will have a direct or indirect interest. This policy is administered by our Audit Committee. The policy provides that, in determining whether or not to recommend the initial approval or ratification of a related party transaction, the relevant facts and circumstances available shall be considered, including, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party's interest in the transaction.

Services Provided to and by Inteliquent, Inc.

In 2014, we spun off Onvoy, LLC ("Onvoy") to CII. In May 2016, CII sold Onvoy to GTCR, which beneficially owned 15.1% of our shares of common stock outstanding as of September 8, 2017. In February 2017, GTCR purchased Inteliquent, Inc. and merged it with Onvoy. We have certain ongoing contractual relationships with Inteliquent, whereby we provide Inteliquent and its subsidiaries with bandwidth capacity and Inteliquent provides us with voice services. The contractual relationships are based on agreements between Inteliquent and us entered into at rates that we believe approximate market rates.

We or Inteliquent may terminate existing contracts in the future, or we may enter into additional or other contractual arrangements with Inteliquent as a result of which our contractual relationship with Inteliquent and the payments among us and Inteliquent pursuant to such contracts may substantially change.

The following table represents the revenue and expense transactions we recognized with Inteliquent for Fiscal 2017:

Year Ended June 30, 2017
(in millions)
Revenues	$7.5
Operating Costs	$2.0

Services Provided by Arrow Electronics

Director Cathy Morris currently serves as Senior Vice President and Chief Strategy Officer for Arrow Electronics, Inc. ("Arrow"). During Fiscal 2017, Arrow provided products to us as a vendor in an aggregate amount of approximately $1 million. The transactions were entered into at what we believe were market rates, with no involvement from Ms. Morris.

Executive Aircraft Agreement

Dan Caruso, our Chief Executive Officer and Chairman of our Board, is a party to an aircraft charter (or membership) agreement through his affiliate, Bear Equity LLC, for business and personal travel. Under the terms of the charter agreement, all fees for the use of the aircraft are effectively variable in nature. For his business travel on behalf of the Company, Mr. Caruso is reimbursed for his use of the aircraft subject to quarterly and annual maximum reimbursement thresholds approved by our Nominating and Governance Committee. During Fiscal 2017, we reimbursed Mr. Caruso approximately $0.8 million for his business use of the aircraft.

62	2017 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Registration Rights Agreement

Pursuant to the terms of a Registration Rights Agreement (the "Registration Rights Agreement") entered into in connection with the consummation of our initial public offering, certain holders of our common stock, including our directors and certain of our officers, are entitled to demand and piggyback registration rights (the "Eligible Holders").

Demand Registrations.    Under the Registration Rights Agreement, Eligible Holders may require us to use commercially reasonable efforts to file a registration statement, at our expense, to register their shares (a "Demand Registration"). If we are eligible to file a Form S-3, Eligible Holders of at least 10% of the registrable securities or certain individual holders may make unlimited Demand Registration requests. If we are not Form S-3 eligible, certain holders have the right to make up to one or three Demand Registration requests (depending on the holder) for registration of their securities on Form S-1.

Piggyback Rights.    If we intend to register securities (other than for registrations demanded under the Registration Rights Agreement and registrations in connection with employee benefit plans, mergers, acquisitions or similar transactions), we must give notice to Eligible Holders at least 30 days prior to such registration. Upon receipt of such notice, each Eligible Holder has 20 days to request that we use commercially reasonable efforts to register a portion of their registrable securities in connection with our intended registration.

Stockholders Agreement

At the time of our IPO we entered into a Stockholders Agreement with certain of our stockholders, directors and officers. The Stockholders Agreement grants GTCR with director nomination rights as described in more detail under "Corporate Governance — Board Composition" above.

63	2017 Proxy Statement

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Act"), requires our officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities (collectively, "Reporting Persons"), to file reports of ownership with the SEC. Reporting Persons are required by the Act regulations to furnish us with copies of all Section 16(a) forms that they file.

Based solely on its review of the copies of such forms received by us during Fiscal 2017, or written representations from certain Reporting Persons that no Forms 5 were required for those persons, the Company believes that its Reporting Persons were in compliance with all applicable filing requirements, except for the following late filings:

  •
  the Form 4 reporting the sale of Company common stock by Ken desGarennes filed on January 31, 2017;

  •
  the Form 4 reporting the sale of Company common stock to cover taxes at vesting by Jack Waters filed on April 7, 2017; and

  •
  the Form 4 reporting the vesting of RSUs held by Andrew Crouch filed on July 6, 2017.

Stockholder Proposals

Proposals of stockholders intended to be presented at our 2018 Annual Meeting of Stockholders must be received by the Company by May 25, 2018 to be considered for inclusion in our proxy statement relating to such meeting. Proposals for inclusion in the proxy statement must comply with the Securities Exchange Act of 1934, including Rule 14a-8.

A stockholder must notify the Company no earlier than the close of business on July 5, 2018 and no later than the close of business on August 4, 2018 of a proposal for the 2018 Annual Meeting which the stockholder intends to present other than by inclusion in our proxy material (including director nominations) and must include with the notification the information required by the Company's bylaws, in order to be eligible for consideration at the 2018 Annual Meeting. In accordance with the Company's bylaws, any stockholder entitled to vote for directors at an annual meeting of the Company may nominate persons for election as directors. Any such notice shall also include the information regarding the stockholder making the nomination and the nominee required by the Company's bylaws.

64	2017 Proxy Statement

No Incorporation by Reference

In the Company's filings with the SEC, information is sometimes "incorporated by reference." This means that the Company is referring you to information that has previously been filed with the SEC, and that the information should be considered part of a particular filing. As provided in regulations promulgated by the SEC, the "Audit Committee Report" and the "Compensation Committee Report" contained in this proxy statement specifically are not incorporated by reference into any other filings with the SEC. In addition, this proxy statement includes the Company's website address. This website address is intended to provide inactive, textual references only. The information on the Company's website is not part of this proxy statement.

Other Matters

Management does not intend to present to the Meeting any matters other than those previously mentioned herein and does not presently know of any matters that will be presented by other parties. If other matters should properly come before the Meeting, it is intended that the holders of the proxies will act in respect thereto and in accordance with their best judgment.

General Information

Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of the one-page notice regarding the Internet availability of proxy materials may have been sent to multiple stockholders in your household. You may have a separate copy of this document sent to you by contacting the Corporate Secretary, Zayo Group Holdings, Inc., 1805 29th Street, Suite 2050, Boulder, CO 80301, (303) 381-4683. If you prefer to receive separate copies of the one-page notice regarding the Internet availability of proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee holder, or you may contact us at the above address.

Stockholders may obtain without charge a copy of our Annual Report on Form 10-K for the year ended June 30, 2017, including the financial statements and list of exhibits, by writing to the Corporate Secretary at the address stated above or by visiting www.proxyvote.com. Any exhibits listed in our Annual Report on Form 10-K report also will be furnished upon request at the actual expense we incur in furnishing such exhibits.

65	2017 Proxy Statement

EXHIBIT A

ZAYO GROUP HOLDINGS, INC.
2014 STOCK INCENTIVE PLAN

Zayo Group Holdings, Inc.
2014 Stock Incentive Plan
(Amended and Restated as of November 2, 2017)

1.    Purpose.    The purpose of the Zayo Group Holdings, Inc. 2014 Stock Incentive Plan, as amended (the "Plan") is to promote and closely align the interests of employees and non-employee directors of Zayo Group Holdings, Inc. (the "Company") and its stockholders by providing stock-based compensation and other performance-based compensation. The objectives of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Participants and to optimize the profitability and growth of the Company through incentives that are consistent with the Company's goals and that link the personal interests of Participants to those of the Company's stockholders. The Plan provides for the grant of Options, Stock Appreciation Rights, Restricted Stock Units and Restricted Stock, any of which may be performance-based, and for Incentive Bonuses, which may be paid in cash or stock or a combination thereof, as determined by the Committee.

2.    Definitions.    As used in the Plan, the following terms shall have the meanings set forth below:

(a)   "Affiliate" means any entity in which the Company has a substantial direct or indirect equity interest, as determined by the Committee from time to time.

(b)   "Act" means the Securities Exchange Act of 1934, as amended, or any successor thereto.

(c)   "Award" means an Option, Stock Appreciation Right, Restricted Stock Unit, Restricted Stock or Incentive Bonus granted to a Participant pursuant to the provisions of the Plan, any of which may be subject to performance conditions.

(d)   "Award Agreement" means a written or electronic agreement or other instrument as may be approved from time to time by the Committee and designated as such implementing the grant of each Award. An Award Agreement may be in the form of an agreement to be executed by both the Participant and the Company (or an authorized representative of the Company) or certificates, notices or similar instruments as approved by the Committee and designated as such.

(e)   "Board" means the board of directors of the Company.

(f)    "Cause" means a Participant's Termination of Employment by the Company or an Affiliate by reason of the Participant's (i) dishonesty of a material nature with respect to the Company (including, but not limited to, theft or embezzlement of the Company's or any of its Subsidiaries' funds or assets); (ii) conviction of, or guilty plea or no contest plea, to a felony charge or any misdemeanor involving moral turpitude, or the entry of a consent decree with any governmental body; (iii) noncompliance in any material respect with any laws or regulations, foreign or domestic, affecting the operation of the Company's or any of its Subsidiaries' business, if such noncompliance is likely to have a material adverse effect on the Company or any of its Subsidiaries; (iv) violation of any express direction or any rule, regulation or policy established by the Board, which violation, if reasonably susceptible to cure, is not cured within ten (10) days of written notice thereof from the Board (or, if such violation cannot feasibly be cured within said 10-day period and the Participant has not cured such violation within a reasonable amount of time after using best efforts), and if such violation is likely to have a material adverse effect on the Company or any of its Subsidiaries; (v) material breach of the Participant's fiduciary duties to the Company or any of its Subsidiaries; or (vi) gross incompetence, gross neglect, or gross misconduct in the performance of the Participant's duties. A Participant's employment or service will be deemed to have been terminated for Cause if it is determined subsequent to his or her Termination of Employment that grounds for his or her Termination of Employment for Cause existed at the time of his or her Termination of Employment.

A-1	2017 Proxy Statement

(g)   "Change in Control" means the occurrence of any of the following:

  (1)   the consummation of any merger or consolidation of the Company, if following such merger or consolidation the holders of the Company's outstanding voting securities immediately prior to such merger or consolidation do not own a majority of the outstanding voting securities of the surviving corporation in approximately the same proportion as before such merger or consolidation;

  (2)   individuals who constitute the Board at the beginning of any 24-month period ("Incumbent Directors") ceasing for any reason during such 24-month period to constitute at least a majority of the Board, provided that any person becoming a director during any such 24-month period whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement for the Company in which such person is named as a nominee for director, without objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director;

  (3)   the consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company's assets, other than a transfer of the Company's assets to a majority-owned subsidiary of the Company or any other entity the majority of whose voting power is held by the shareholders of the Company in approximately the same proportion as before such transaction;

  (4)   the liquidation or dissolution of the Company; or

  (5)   the acquisition by a person, within the meaning of Section 3(a)(9) or Section 13(d)(3) (as in effect on the date of adoption of the Plan) of the Act, of a majority or more of the Company's outstanding voting securities (whether directly or indirectly, beneficially or of record).

(h)   "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations issues thereunder.

(i)    "Committee" means the Compensation Committee of the Board (or any successor committee), or such other committee as designated by the Board to administer the Plan under Section 6.

(j)    "Common Stock" means the common stock of the Company, par value $0.001 a share, or such other class or kind of shares or other securities as may be applicable under Section 145.

(k)   "Company" means Zayo Group Holdings, Inc., a Delaware corporation.

(l)    "Dividend Equivalents" mean an amount payable in cash or Common Stock, as determined by the Committee, with respect to a Restricted Stock Unit Award equal to what would have been received if the shares underlying the Award had been owned by the Participant.

(m)  "Effective Date" means the date on which the Plan takes effect, as defined pursuant to Section 4 of the Plan.

(n)   "Eligible Person" any employee or non-employee director the Company or any of its Subsidiaries; provided however that Incentive Stock Options may only be granted to employees.

(o)   "Fair Market Value" means as of any date, the value of the Common Stock determined as follows: (i) if the Common Stock is listed on any established stock exchange, system or market, its Fair Market Value shall be the closing price for the Common Stock as quoted on such exchange, system or market as reported in the Wall Street Journal or such other source as the Committee deems reliable on that date or, if such date is not a trading date, the next preceding trading date; and (ii) in the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Committee by the reasonable application of a reasonable valuation method, taking into account factors set forth in Treas. Reg. § 409A-1(b)(5)(iv)(B) as the Committee deems appropriate.

A-2	2017 Proxy Statement

(p)   "Incentive Bonus" means a bonus opportunity awarded under Section 11 pursuant to which a Participant may become entitled to receive an amount based on satisfaction of such performance criteria established for a specified performance period as specified in the Award Agreement.

(q)   "Incentive Stock Option" means a stock option that is designated as potentially eligible to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

(r)    "Nonqualified Stock Option" means a stock option that is not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

(s)   "Option" means a right to purchase a number of shares of Common Stock at such exercise price, at such times and on such other terms and conditions as are specified in or determined pursuant to an Award Agreement. Options granted pursuant to the Plan may be Incentive Stock Options or Nonqualified Stock Options.

(t)   "Participant" means any individual described in Section 3 to whom Awards have been granted from time to time by the Committee and any authorized transferee of such individual.

(u)   "Plan" means the Zayo Group Holdings, Inc. 2014 Stock Incentive Plan as set forth herein and as amended from time to time.

(v)   "Restricted Stock" means an Award or issuance of Common Stock the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or service or performance conditions) and terms as the Committee deems appropriate.

(w)  "Restricted Stock Unit" means an Award denominated in units of Common Stock under which the issuance of shares of Common Stock (or cash payment in lieu thereof) is subject to such conditions (including continued employment or service or performance conditions) and terms as the Committee deems appropriate.

(x)   "Separation from Service" or "Separates from Service" means the termination of Participant's employment with the Company and all Subsidiaries that constitutes a "separation from service" within the meaning of Section 409A of the Code.

(y)   "Stock Appreciation Right" means a right granted that entitles the Participant to receive, in cash or Common Stock or a combination thereof, as determined by the Committee, value equal to the excess of (i) the Fair Market Value of a specified number of shares of Common Stock at the time of exercise over (ii) the exercise price of the right, as established by the Committee on the date of grant.

(z)   "Subsidiary" means any business association (including a corporation or a partnership, other than the Company) in an unbroken chain of such associations beginning with the Company if each of the associations other than the last association in the unbroken chain owns equity interests (including stock or partnership interests) possessing 50% or more of the total combined voting power of all classes of equity interests in one of the other associations in such chain.

(aa) "Substitute Awards" means Awards granted or Common Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

(bb) "Termination of Employment" means ceasing to serve as an employee of the Company and its Subsidiaries or, with respect to a non-employee director, ceasing to serve as such for the Company, except that with respect to all or any Awards held by a Participant (i) the Committee may determine that a leave of absence or employment on a less than full-time basis is considered a "Termination of Employment," (ii) the Committee may determine that a transition of employment to service with a partnership, joint venture or corporation not meeting the requirements of a Subsidiary in which the Company or a Subsidiary is a party is not considered a "Termination of Employment," (iii) service as a member of the Board shall constitute continued employment with respect to Awards granted to a Participant while he or she served as an employee and (iv) service as an employee of the Company or a Subsidiary shall constitute continued employment with respect to Awards granted to a Participant while he or she served as a member of the Board. The Committee shall determine whether any corporate transaction, such as a sale or spin-off of a division or Subsidiary that employs a Participant, shall be deemed to result in a Termination of Employment with the Company and its Subsidiaries for purposes of any affected Participant's Awards, and the Committee's decision shall be final and binding.

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3.    Eligibility.    Any Eligible Person is eligible to receive an Award.

4.    Effective Date and Termination of Plan.    This Plan became effective on October 16, 2014 (the "Effective Date"). The Plan shall remain available for the grant of Awards until the tenth (10th) anniversary of the Effective Date. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board may determine. Termination of the Plan will not affect the rights and obligations of the Participants and the Company arising under Awards theretofore granted.

5.    Shares Subject to the Plan and to Awards

(a)    Aggregate Limits.    The aggregate number of shares of Common Stock issuable under the Plan shall be equal to fourteen (14) million. Commencing with the first business day of each fiscal year of the Company, beginning with the Company's fiscal year following the fiscal year in which the Effective Date occurs, the number of shares of Common Stock available for issuance under the Plan shall be increased by a number equal to the lesser of (A) a number of shares of Common Stock that when added to the total number of shares of Common Stock available for issuance pursuant to new Awards under the Plan (excluding from this calculation shares then subject to outstanding Awards) on the last day of the immediately preceding fiscal year of the Company would result in a total of number of shares available for issuance pursuant to new Awards under the Plan equal to six percent (6%) of the number of shares of Common Stock outstanding on the last day of the immediately preceding fiscal year of the Company, calculated on a fully diluted basis or (B) such lesser number of shares as determined by the Board. The aggregate number of shares of Common Stock available for grant under this Plan at the time of any event described in Section 145 and the number of shares of Common Stock subject to Awards outstanding at the time of any event described in Section 145 shall be subject to adjustment as provided in Section 154. The shares of Common Stock issued pursuant to Awards granted under this Plan may be shares that are authorized and unissued or shares that were reacquired by the Company, including shares purchased in the open market.

(b)    Issuance of Shares.    For purposes of Section 5(a), the aggregate number of shares of Common Stock issued under this Plan at any time shall equal only the number of shares of Common Stock actually issued upon exercise or settlement of an Award, and shares of Common Stock subject to Awards that have been canceled, expired, forfeited or otherwise not issued under an Award and shares of Common Stock subject to Awards settled in cash shall not count as shares of Common Stock issued under this Plan. The aggregate number of shares available for issuance under this Plan at any time shall not be reduced by (i) shares subject to Awards that have been terminated, expired unexercised, forfeited or settled in cash, (ii) shares subject to Awards that have been retained or withheld by the Company in payment or satisfaction of the exercise price, purchase price or tax withholding obligation of an Award, or (iii) shares subject to Awards that otherwise do not result in the issuance of shares in connection with payment or settlement thereof. In addition, shares that have been delivered (either actually or by attestation) to the Company in payment or satisfaction of the exercise price, purchase price or tax withholding obligation of an Award shall be available for issuance under this Plan.

(c)    Tax Code Limits.    The aggregate number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan shall be equal to fourteen (14) million, which number shall be adjusted pursuant to Section 145 only to the extent that such adjustment will not affect the status of any option intended to qualify as an Incentive Stock Option under Section 422 of the Code. The aggregate number of shares of Common Stock subject to stock-settled Awards granted under this Plan during any calendar year to any one Participant shall not exceed three million (3,000,000) shares, which number shall be adjusted pursuant to Section 15 only to the extent that such adjustment will not affect the status of any Award intended to qualify as "performance-based compensation" under Section 162(m) of the Code. The maximum cash amount payable pursuant to all Incentive Bonus Awards granted in any calendar year to any Participant under this Plan that are intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code shall not exceed twenty-four million dollars ($24,000,000).

(d)    Substitute Awards.    Substitute Awards shall not reduce the shares of Common Stock authorized for issuance under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such

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pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Common Stock authorized for issuance under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were employees of such acquired or combined company before such acquisition or combination.

6.    Administration of the Plan

(a)    Administrator of the Plan.    The Plan shall be administered by the Committee. The Board shall fill vacancies on, and from time to time may remove or add members to, the Committee. The Committee shall act pursuant to a majority vote or unanimous written consent. Any power of the Committee may also be exercised by the Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Securities Exchange Act of 1934 or cause an Award intended to qualify as performance-based compensation under Section 162(m) of the Code not to qualify for such treatment. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control. To the maximum extent permissible under applicable law, the Committee (or any successor) may by resolution delegate any or all of its authority to one or more subcommittees composed of one or more directors and/or officers, and any such subcommittee shall be treated as the Committee for all purposes under this Plan. Notwithstanding the foregoing, if the Board or the Committee (or any successor) delegates to a subcommittee comprised of one or more officers of the Company (who are not also directors) the authority to grant Awards, the resolution so authorizing such subcommittee shall specify the total number of shares of Common Stock such subcommittee may award pursuant to such delegated authority, and no such subcommittee shall designate any officer serving thereon or any executive officer or non-employee director of the Company as a recipient of any Awards granted under such delegated authority. The Committee hereby delegates to and designates the senior human resources officer of the Company (or such other officer with similar authority), and to his or her delegates or designees, the authority to assist the Committee in the day-to-day administration of the Plan and of Awards granted under the Plan, including without limitation the power to execute agreements evidencing Awards made under this Plan or other documents entered into under this Plan on behalf of the Committee or the Company. The Committee may further designate and delegate to one or more additional officers or employees of the Company or any subsidiary, and/or one or more agents, authority to assist the Committee in any or all aspects of the day-to-day administration of the Plan and/or of Awards granted under the Plan.

(b)    Powers of Committee.    Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of this Plan, including, without limitation:

  (1)   to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein;

  (2)   to determine which persons are Eligible Persons, to which of such Eligible Persons, if any, Awards shall be granted hereunder and the timing of any such Awards;

  (3)   to prescribe and amend the terms of the Award Agreements, to grant Awards and determine the terms and conditions thereof;

  (4)   to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, retention, vesting, exercisability or settlement of any Award;

  (5)   to prescribe and amend the terms of or form of any document or notice required to be delivered to the Company by Participants under this Plan;

  (6)   to determine the extent to which adjustments are required pursuant to Section 145;

  (7)   to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions if the Committee, in good faith, determines that it is appropriate to do so;

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  (8)   to approve corrections in the documentation or administration of any Award; and

  (9)   to make all other determinations deemed necessary or advisable for the administration of this Plan.

The Committee may, in its sole and absolute discretion, without amendment to the Plan, but subject to the limitations otherwise set forth in Section 198, waive or amend the operation of Plan provisions respecting exercise after Termination of Employment with the Company or an Affiliate. The Committee or any member thereof may, in its sole and absolute discretion and, except as otherwise provided in Section 198, waive, settle or adjust any of the terms of any Award so as to avoid unanticipated consequences or address unanticipated events (including any temporary closure of an applicable stock exchange, disruption of communications or natural catastrophe).

(c)    Determinations by the Committee.    All decisions, determinations and interpretations by the Committee regarding the Plan, any rules and regulations under the Plan and the terms and conditions of or operation of any Award granted hereunder, shall be final and binding on all Participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Award. The Committee shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select. Members of the Board and members of the Committee acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross negligence or willful misconduct in the performance of their duties.

(d)    Subsidiary Awards.    In the case of a grant of an Award to any Participant employed by a Subsidiary, such grant may, if the Committee so directs, be implemented by the Company issuing any subject shares of Common Stock to the Subsidiary, for such lawful consideration as the Committee may determine, upon the condition or understanding that the Subsidiary will transfer the shares of Common Stock to the Participant in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Award may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Committee shall determine.

7.    Awards

(a)    Terms Set Forth in Award Agreement.    Awards may be granted at any time and from time to time prior to the termination of the Plan to Eligible Persons as determined by the Committee. The terms and conditions of each Award shall be set forth in an Award Agreement in a form approved by the Committee for such Award, which Award Agreement may contain such terms and conditions as specified from time to time by the Committee, provided such terms and conditions do not conflict with the Plan. The Award Agreement for any Award (other than Restricted Stock awards) shall include the time or times at or within which and the consideration, if any, for which any shares of Common Stock may be acquired from the Company. The terms of Awards may vary among Participants, and the Plan does not impose upon the Committee any requirement to make Awards subject to uniform terms. Accordingly, the terms of individual Award Agreements may vary.

(b)    Rights of a Stockholder.    A Participant shall have no rights as a stockholder with respect to shares of Common Stock covered by an Award (including voting rights) until the date the Participant becomes the holder of record of such shares of Common Stock. No adjustment shall be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 10(b) or Section 145 of this Plan or as otherwise provided by the Committee.

8.    Options

(a)    Grant, Term and Price.    The grant, issuance, retention, vesting and/or settlement of any Option shall occur at such time and be subject to such terms and conditions as determined by the Committee or under criteria established by the Committee, which may include conditions based on continued employment or service, passage of time, attainment of age and/or service requirements, and/or satisfaction of performance conditions. The term of an Option shall in no event be greater than ten (10) years; provided, however, the term of an Option (other than an Incentive Stock Option) shall be automatically extended if, at the time of its scheduled expiration, the Participant holding such Option is prohibited by law or the Company's insider trading policy from exercising the Option, which extension shall expire on the thirtieth (30th) day following the date

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such prohibition no longer applies. The Committee will establish the price at which Common Stock may be purchased upon exercise of an Option, which, in no event will be less than the Fair Market Value of such shares on the date of grant; provided, however, that the exercise price per share of Common Stock with respect to an Option that is granted as a Substitute Award may be less than the Fair Market Value of the shares of Common Stock on the date such Option is granted if such exercise price is based on a formula set forth in the terms of the options held by such optionees or in the terms of the agreement providing for such merger or other acquisition that satisfies the requirements of (i) Section 409A of the Code, if such options held by such optionees are not intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code, and (ii) Section 424(a) of the Code, if such options held by such optionees are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. The exercise price of any Option may be paid in cash or such other method as determined by the Committee, including an irrevocable commitment by a broker to pay over such amount from a sale of the Shares issuable under an Option, the delivery of previously owned shares of Common Stock or withholding of shares of Common Stock deliverable upon exercise.

(b)    No Repricing without Stockholder Approval.    Other than in connection with a change in the Company's capitalization (as described in Section 154), the Committee shall not, without stockholder approval, reduce the exercise price of a previously awarded Option and, at any time when the exercise price of a previously awarded Option is above the Fair Market Value of a share of Common Stock, the Committee shall not, without stockholder approval, cancel and re-grant or exchange such Option for cash or a new Award with a lower (or no) exercise price.

(c)    No Reload Grants.    Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of shares of Common Stock to the Company in payment of the exercise price and/or tax withholding obligation under any other employee stock option.

(d)    Incentive Stock Options.    Notwithstanding anything to the contrary in this Section 8, in the case of the grant of an Option intending to qualify as an Incentive Stock Option, if the Participant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company (a "10% Stockholder"), the exercise price of such Option must be at least 110 percent of the Fair Market Value of the shares of Common Stock on the date of grant and the Option must expire within a period of not more than five (5) years from the date of grant. Notwithstanding anything in this Section 8 to the contrary, options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Nonqualified Stock Options) to the extent that either (a) the aggregate Fair Market Value of shares of Common Stock (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (b) such Options otherwise remain exercisable but are not exercised within three (3) months (or such other period of time provided in Section 422 of the Code) of separation of service (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder).

(e)    No Stockholder Rights.    Participants shall have no voting rights and will have no rights to receive dividends or Dividend Equivalents in respect of an Option or any shares of Common Stock subject to an Option until the Participant has become the holder of record of such shares.

9.    Stock Appreciation Rights

(a)    General Terms.    The grant, issuance, retention, vesting and/or settlement of any Stock Appreciation Right shall occur at such time and be subject to such terms and conditions as determined by the Committee or under criteria established by the Committee, which may include conditions based on continued employment or service, passage of time, attainment of age and/or service requirements, and/or satisfaction of performance conditions. Stock Appreciation Rights may be granted to Participants from time to time either in tandem with or as a component of Options granted under the Plan ("tandem SARs") or not in conjunction with other Awards ("freestanding SARs"). Upon exercise of a tandem SAR as to some or all of the shares covered by the grant, the related Option shall be canceled automatically to the extent of the number of shares covered by such exercise. Conversely, if the related Option is exercised as to some or all of the shares covered by the grant, the related tandem SAR, if any, shall be canceled automatically to the extent of the number of shares covered by the Option exercise. Any Stock Appreciation Right granted in tandem with an Option may be granted at the same

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time such Option is granted or at any time thereafter before exercise or expiration of such Option, provided that the Fair Market Value of Common Stock on the date of the SAR's grant is not greater than the exercise price of the related Option. All freestanding SARs shall be granted subject to the same terms and conditions applicable to Options as set forth in Section 8 and all tandem SARs shall have the same exercise price as the Option to which they relate. Subject to the provisions of Section 8 and the immediately preceding sentence, the Committee may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate. Stock Appreciation Rights may be settled in Common Stock, cash, Restricted Stock or a combination thereof, as determined by the Committee and set forth in the applicable Award Agreement.

(b)    No Repricing without Stockholder Approval.    Other than in connection with a change in the Company's capitalization (as described in Section 154), the Committee shall not, without stockholder approval, reduce the exercise price of a previously awarded Stock Appreciation Right and, at any time when the exercise price of a previously awarded Stock Appreciation Right is above the Fair Market Value of a share of Common Stock, the Committee shall not, without stockholder approval, cancel and re-grant or exchange such Stock Appreciation Right for cash or a new Award with a lower (or no) exercise price.

(c)    No Stockholder Rights.    Participants shall have no voting rights and will have no rights to receive dividends or Dividend Equivalents in respect of an Award of Stock Appreciation Rights or any shares of Common Stock subject to an Award of Stock Appreciation Rights until the Participant has become the holder of record of such shares.

10.    Restricted Stock and Restricted Stock Units

(a)    Vesting and Performance Criteria.    The grant, issuance, retention, vesting and/or settlement of any Award of Restricted Stock or Restricted Stock Units shall occur at such time and be subject to such terms and conditions as determined by the Committee or under criteria established by the Committee, which may include conditions based on continued employment or service, passage of time, attainment of age and/or service requirements, and /or satisfaction of performance conditions. In addition, the Committee shall have the right to grant Restricted Stock or Restricted Stock Unit Awards as the form of payment for grants or rights earned or due under other stockholder-approved compensation plans or arrangements of the Company.

(b)    Dividends and Distributions.    Participants in whose name Restricted Stock is granted shall be entitled to receive all dividends and other distributions paid with respect to those shares of Common Stock, unless determined otherwise by the Committee. The Committee will determine whether any such dividends or distributions will be automatically reinvested in additional shares of Restricted Stock and/or subject to the same restrictions on transferability as the Restricted Stock with respect to which they were distributed or whether such dividends or distributions will be paid in cash. Shares underlying Restricted Stock Units shall be entitled to dividends or distributions only to the extent provided by the Committee. Notwithstanding anything herein to the contrary, in no event will dividends or Dividend Equivalents be paid during the performance period with respect to unearned Awards of Restricted Stock or Restricted Stock Units that are subject to performance-based vesting criteria. Dividends or Dividend Equivalents accrued on such shares shall become payable no earlier than the date the performance-based vesting criteria have been achieved and the underlying shares or Restricted Stock Units have been earned.

11.    Incentive Bonuses

(a)    Payment Criteria.    The Committee shall establish the performance criteria and level of achievement versus these criteria, or such other criteria (which need not be performance-based), that shall determine the amount payable under an Incentive Bonus, which may include a target, threshold and/or maximum amount payable and any formula for determining such achievement, and which criteria may be based on performance conditions.

(b)    Timing and Form of Payment.    The Committee shall determine the timing of payment of any Incentive Bonus. Payment of the amount due under an Incentive Bonus may be made in cash, Common Stock, Restricted Stock, Restricted Stock Units or other Awards, as determined by the Committee.

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(c)    Discretionary Adjustments.    Notwithstanding satisfaction of any performance goals and, the amount paid under an Incentive Bonus on account of either financial performance or personal performance evaluations may be adjusted by the Committee on the basis of such further considerations as the Committee shall determine.

12.    Qualifying Performance-Based Compensation.

(a)   The Committee may establish performance criteria and level of achievement versus such criteria that shall determine the number of shares of Common Stock, Restricted Stock Units or cash to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an Award (including an Incentive Bonus), which criteria may be based on Qualifying Performance Criteria or other standards of financial performance and/or persona performance evaluations. An Award subject to such performance-based criteria may be identified as "Performance Share," "Performance Equity," "Performance Unit" or other such term as chosen by the Committee. In addition, the Committee may specify that an Award or a portion of an Award is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code, provided that the performance criteria for such Award or portion of an Award that is intended by the Committee to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Award is granted. The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code.

(b)   Qualifying Performance Criteria. For purposes of this Plan, the term "Qualifying Performance Criteria" shall mean any one or more of the following performance criteria, or derivations of such performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business division, unit, Subsidiary or individual, either individually, alternatively or in any combination, and measured annually, cumulatively over a period of years or by project or on a geographical basis, on an absolute basis or relative basis, to previous results, to a designated comparison group or company or to an index, in specific levels of or increases in one or more of the following (alone or in combination with any other criterion, whether gross or net, before or after taxes and/or before or after adjustments), in each case as specified by the Committee: (i) cash flow (before or after dividends) or free cash flow (or free cash flow per share); (ii) earnings, earnings measures/ratios or earnings per share (basic or diluted), including but not limited to earnings before interest, taxes, depreciation and amortization; (iii) stock price, return on equity or total stockholder return; (iv) return on capital or investment (including return on total capital, return on invested capital, return on investment, financial return ratios or internal rates of return); (v) return on assets (gross or net); (vi) market capitalization; (vii) economic value added; (viii) debt leverage (debt to capital); (ix) revenue, revenue growth, rate of revenue growth or returns on sales or revenues; (x) pre tax income or net income, (xi) operating profit, net operating profit; operating income, operating margin, profit margin, gross margin, operating expenses, operating ratio, operating revenue or return on operating revenue; (xii) cash from operations, cash flow (including but not limited to operating cash flow and free cash flow), cash flow return on investment (discounted or otherwise), or cash flow in excess of cost of capital; (xiii) health and safety; (xiv) implementation or completion of critical projects or processes; (xv) cost or expense targets, reductions and savings, productivity and efficiencies; (xvi) sales or sales growth; (xvii) strategic business criteria, consisting of one or more objectives based on meeting specific market penetration, market share, geographic business expansion, customer service, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures, and similar transactions, and budget comparisons; and (xxvii) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, the formation of joint ventures and the completion of other corporate transactions. To the extent consistent with Section 162(m) of the Code, the Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria (A) to eliminate the effects of charges for restructurings, discontinued operations, and all items of gain, loss or expense that are infrequently occurring or related to the acquisition or disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with applicable accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with GAAP or identified in the Company's

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financial statements or notes to the financial statements, (B) to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) accruals of any amounts for payment under this Plan or any other compensation arrangement maintained by the Company, and (C) for such other events as the Committee shall deem appropriate, so long as such adjustment is timely approved in connection with the establishment of such Qualifying Performance Criteria.

13.    Deferral of Payment.    The Committee may, in an Award Agreement or otherwise, provide for the deferred delivery of Common Stock or cash upon settlement, vesting or other events with respect to Restricted Stock Units, or in payment or satisfaction of an Incentive Bonus. No Award shall provide for deferral of compensation that is not intended to comply with Section 409A of the Code; provided, however, that the Company, the Board and the Committee shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Board or the Committee.

14.    Conditions and Restrictions Upon Securities Subject to Awards.    The Committee may provide that the Common Stock subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify prior to the grant, vesting, exercise or settlement of such Award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Common Stock issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Common Stock already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any shares of Common Stock issued under an Award, including without limitation (i) restrictions under an insider trading policy or pursuant to applicable law, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by the Participant and holders of other Company equity compensation arrangements, (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers, (iv) provisions requiring Common Stock be sold on the open market or to the Company in order to satisfy tax withholding or other obligations and (v) mandatory holding periods.

15.    Adjustment of and Changes in the Stock

(a)   The number and kind of shares of Common Stock available for issuance under this Plan (including under any Awards then outstanding), and the number and kind of shares of Common Stock subject to the limits set forth in Section 5 of this Plan, shall be equitably adjusted by the Committee to reflect any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends), or any other event or transaction that affects the number or kind of shares of Common Stock outstanding. Such adjustment may be designed to comply with Section 424 of the Code or may be designed to treat the shares of Common Stock available under the Plan and subject to Awards as if they were all outstanding on the record date for such event or transaction or to increase the number of such shares of Common Stock to reflect a deemed reinvestment in shares of Common Stock of the amount distributed to the Company's securityholders. The terms of any outstanding Award shall also be equitably adjusted by the Committee as to price, number or kind of shares of Common Stock subject to such Award, vesting, and other terms to reflect the foregoing events, which adjustments need not be uniform as between different Awards or different types of Awards. No fractional shares of Common Stock shall be issued pursuant to such an adjustment.

(b)   In the event there shall be any other change in the number or kind of outstanding shares of Common Stock, or any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, by reason of a Change in Control, other merger, consolidation or otherwise, then the Committee shall determine the appropriate and equitable adjustment to be effected, which adjustments need not be uniform between different Awards or different types of Awards. In addition, in the event of such change described in this paragraph, the Committee may accelerate the time or times at which any Award may be exercised, consistent with and as otherwise permitted under Section 409A of the Code, and may provide for

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cancellation of such accelerated Awards that are not exercised within a time prescribed by the Committee in its sole discretion.

(c)   In the event of a Change in Control of the Company, and except as otherwise expressly provided in the Award Agreement or another contract, including an employment agreement, or under the terms of a transaction constituting a Change in Control, the Committee shall provide for the treatment of outstanding Awards pursuant to any one of the following methods as determined by the Committee in its sole discretion:

  (1)   the cancelation and cash settlement of all outstanding Awards; or

  (2)   the conditions to the exercisability, grant, issuance, retention, vesting or transferability of, or any restrictions applicable to, all outstanding Awards shall lapse in full; provided, however, that in the case of any Award the vesting of which is in whole or in part subject to performance criteria or an Incentive Bonus, all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award shall immediately lapse and the Participant shall have the right to receive a payment based on the greater of (i) performance through a date determined by the Committee, or (ii) target performance, if applicable; or

  (3)   the assumption or continuation of all outstanding Awards or the substitution or conversion of all outstanding Awards with substantially equivalent economic value by the successor company; provided, however, that any such assumed, continued, substituted or converted Award shall provide for the lapse of conditions to exercisability, grant, issuance, retention, vesting or transferability of, or any restrictions applicable to, all assumed, continued, substituted or converted Awards in the event of a Participant's Termination of Employment without Cause within eighteen (18) months following a Change in Control; or

  (4)   a combination of any of the above.

(d)   The Company shall notify Participants holding Awards subject to any adjustments pursuant to this Section 14 15 of such adjustment, but (whether or not notice is given) such adjustment shall be effective and binding for all purposes of the Plan.

(e)   Notwithstanding anything in this Section 14 15 to the contrary, an adjustment to an Option or Stock Appreciation Right under this Section 14 15 shall be made in a manner that will not result in the grant of a new Option or Stock Appreciation Right under Section 409A of the Code. In addition, in no event shall any action be taken pursuant to this Section 14 15 that would change the payment or settlement date of an Award in a manner that would result in the imposition of any additional taxes or penalties pursuant to Section 409A of the Code.

16.    Transferability.    Each Award may not be sold, transferred for value, pledged, assigned, or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution, and each Option or Stock Appreciation Right shall be exercisable only by the Participant during his or her lifetime. Notwithstanding the foregoing, outstanding Options may be exercised following the Participant's death by the Participant's beneficiaries or as permitted by the Committee.

17.    Compliance with Laws and Regulations.    This Plan, the grant, issuance, vesting, exercise and settlement of Awards thereunder, and the obligation of the Company to sell, issue or deliver shares of Common Stock under such Awards, shall be subject to all applicable foreign, federal, state and local laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant's name or deliver Common Stock prior to the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body which the Committee shall determine to be necessary or advisable. To the extent the Company is unable to or the Committee deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder, the Company and its Subsidiaries shall be relieved of any liability with respect to the failure to issue or sell such shares of Common Stock as to which such requisite authority shall not have been obtained. No Option shall be exercisable and no Common Stock shall be issued and/or transferable under any other Award unless a registration statement with

A-11	2017 Proxy Statement

respect to the Common Stock underlying such Option is effective and current or the Company has determined that such registration is unnecessary.

In the event an Award is granted to or held by a Participant who is employed or providing services outside the United States, the Committee may, in its sole discretion, modify the provisions of the Plan or of such Award as they pertain to such individual to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Committee may also impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Awards in order to comply with such foreign law and/or to minimize the Company's obligations with respect to tax equalization for Participants employed outside their home country.

18.    Withholding.    To the extent required by applicable federal, state, local or foreign law, the Committee may and/or a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise with respect to any Award, or the issuance or sale of any shares of Common Stock. The Company shall not be required to recognize any Participant rights under an Award, to issue shares of Common Stock or to recognize the disposition of such shares of Common Stock until such obligations are satisfied. To the extent permitted or required by the Committee, these obligations may or shall be satisfied by the Company withholding cash from any compensation otherwise payable to or for the benefit of a Participant, the Company withholding a portion of the shares of Common Stock that otherwise would be issued to a Participant under such Award or any other award held by the Participant or by the Participant tendering to the Company cash or, if allowed by the Committee, shares of Common Stock.

19.    Amendment of the Plan or Awards.    The Board may amend, alter or discontinue this Plan and the Committee may amend, or alter any agreement or other document evidencing an Award made under this Plan but, except as provided pursuant to the provisions of Section 1415, no such amendment shall, without the approval of the stockholders of the Company:

  (a)   increase the maximum number of shares of Common Stock for which Awards may be granted under this Plan;

  (b)   reduce the price at which Options may be granted below the price provided for in Section 8(a);

  (c)   reprice outstanding Options or SARs as described in 8(b) and 9(b);

  (d)   extend the term of this Plan;

  (e)   change the class of persons eligible to be Participants;

  (f)    increase the individual maximum limits in Section 5(c); or

  (g)   otherwise amend the Plan in any manner requiring stockholder approval by law or the rules of any stock exchange or market or quotation system on which the Common Stock is traded, listed or quoted.

No amendment or alteration to the Plan or an Award or Award Agreement shall be made which would impair the rights of the holder of an Award, without such holder's consent, provided that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any change in control that such amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated.

20.    No Liability of Company.    The Company, any Subsidiary or Affiliate which is in existence or hereafter comes into existence, the Board and the Committee shall not be liable to a Participant or any other person as to: (a) the non-issuance or sale of shares of Common Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder; and (b) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted hereunder.

A-12	2017 Proxy Statement

21.    Non-Exclusivity of Plan.    Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable.

22.    Governing Law.    This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. Any reference in this Plan or in the agreement or other document evidencing any Awards to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

23.    No Right to Employment, Reelection or Continued Service.    Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries and/or its Affiliates to terminate any Participant's employment, service on the Board or service for the Company at any time or for any reason not prohibited by law, nor shall this Plan or an Award itself confer upon any Participant any right to continue his or her employment or service for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, any Subsidiary and/or its Affiliates. Subject to Sections 4 and 18, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to any liability on the part of the Company, its Subsidiaries and/or its Affiliates.

24.    Section 409A Compliance.    The Board intends that, except as may be otherwise determined by the Committee, any Awards under the Plan satisfy the requirements of Section 409A of the Code and related regulations and Treasury pronouncements to avoid the imposition of any taxes, including additional income taxes, thereunder. If the Committee determines that an Award, Award Agreement, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to Section 409A of the Code, unless the Committee expressly determines otherwise, such grant of Award, payment, distribution, deferral election, transaction or other action or arrangement shall not be undertaken and the related provisions of the Plan and/or Award Agreement will be amended or deemed modified in as close a manner as possible to give effect to the original terms of the Award, or, only if necessary because a modification or deemed modification would not be reasonably effective in avoiding the additional income tax under Section 409A(a)(1)(B) of the Code, rescinded in order to comply with the requirements of Section 409A of the Code to the extent determined by the Committee without the consent of or notice to the Participant. Notwithstanding the foregoing, with respect to any Award intended by the Committee to be exempt from the requirements of Section 409A of the Code which is to be paid out when vested, such payment shall be made as soon as administratively feasible after the Award becomes vested, but in no event shall such payment be made later than 2 1/2 months after the end of the calendar year in which the Award became vested unless otherwise permitted under the exemption provisions of Section 409A of the Code.

25.    Specified Employee Delay.    To the extent any payment or benefit under this Plan is considered deferred compensation subject to (and not exempt from) the restrictions contained in Section 409A of the Code, such payment may not be made to a specified employee (as determined in accordance with a uniform policy adopted by the Company with respect to all arrangements subject to Section 409A of the Code) upon Separation from Service before the date that is six months after the specified employee's Separation form Service (or, if earlier, the specified employee's death). Any payment that would otherwise be made during this period of delay shall be accumulated and paid on the sixth month plus one day following the specified employee's Separation from Service (or, if earlier, as soon as administratively practicable after the specified employee's death).

26.    No Liability of Committee Members.    No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be

A-13	2017 Proxy Statement

exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

27.    Severability.    If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

28.    Unfunded Plan.    The Plan is intended to be an unfunded plan. Participants are and shall at all times be general creditors of the Company with respect to their Awards. If the Committee or the Company chooses to set aside funds in a trust or otherwise for the payment of Awards under the Plan, such funds shall at all times be subject to the claims of the creditors of the Company in the event of its bankruptcy or insolvency.

A-14	2017 Proxy Statement

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ZAYO GROUP HOLDINGS, INC. 1805 29TH STREET, SUITE 2050 BOULDER, CO 80301 During The Meeting - Go to www.virtualshareholdermeeting.com/zayo2017 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E32921-P97888 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ZAYO GROUP HOLDINGS, INC. The Board of Directors recommends you vote FOR all of the following nominees: 1.Election of Directors Nominees: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ! ! ! 01) 02) 03) Phil Canfield Steve Kaplan Linda Rottenberg The Board of Directors recommends you vote FOR the following proposals: For Against Abstain ! ! ! ! ! ! ! ! ! 2. Ratification of KPMG LLP as the independent registered public accounting firm of the Company for its fiscal year ending June 30, 2018. 3. Approve, on an advisory basis, executive compensation as disclosed in the proxy statement. 4. Approve the performance criteria under the 2014 Stock Incentive Plan and the related amendments thereto. NOTE: And to consider such other business as may properly come before the meeting or any adjournment or postponement thereof. In their discretion, the proxy holders are authorized to vote upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting or any adjournment or postponement thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission and by applicable state laws. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and 10-K Wrap are available at www.proxyvote.com. E32922-P97888 ZAYO GROUP HOLDINGS, INC. Annual Meeting of Stockholders November 2, 2017 7:30 AM MT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Wendy Cassity and Matt Steinfort, or either of them, as proxies, each with the power to appoint her or his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ZAYO GROUP HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 7:30 AM MT on November 2, 2017, via the Internet at www.virtualshareholdermeeting.com/zayo2017, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. If any other matter is properly presented at the Annual Meeting of Stockholders or any adjournment or postponement thereof, this proxy will be voted in the named proxies' discretion on such matter. Continued and to be signed on reverse side